Exhibit 10.1

FIRST AMENDMENT TO THIRD AMENDED AND
RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is dated effective as of December 27, 2022 (the “Effective Date”) by and among SUBURBAN PROPANE, L.P., a Delaware limited partnership (the “Borrower”), SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the “Parent”), EACH LENDER SIGNATORY HERETO, and BANK OF AMERICA, N.A. (“Bank of America”), as the administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Swing Line Lender, L/C Issuer and a Lender.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the Lenders, the Borrower and the Parent are parties to that certain Third Amended and Restated Credit Agreement dated as of March 5, 2020 (as amended, restated, or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders that are signatories hereto are willing to agree to such amendments and waivers;

NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined in this First Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this First Amendment.

2. Amendments to the Credit Agreement. On the Effective Date:

(a) the Credit Agreement is hereby amended to delete the red stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the blue double underlined text (indicated in the same manner as the following example: underlined text) as and where indicated in Annex A attached hereto.

(b) Exhibit A to the Credit Agreement is hereby amended and restated as set forth on Exhibit A attached hereto.

3. Representations and Warranties. In order to induce the Administrative Agent and the Required Lenders to execute this First Amendment, each of the Parent and the Borrower represents and warrants that as of the date hereof, both before and after giving effect to this First Amendment:

(a) each of the First Amendment and the Guarantors’ Consent and Agreement (and solely for purposes of clause (B) below, the Credit Agreement, as amended by the First Amendment) (A) has been duly authorized, executed and delivered by each Loan Party party thereto, (B) constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (C) does not and will not (1) contravene the terms of any of such Person’s Organization Documents; (2) materially conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any material payment to be made under (x) any Contractual Obligation to which such Person is a party (other than the payment of the amendment fee referenced in Section 10(c)) or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (3) violate any Law; and

(b) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively.

4. Effect of Amendment.

(a) This First Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this First Amendment. Except as otherwise expressly provided by this First Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same, and the Credit Agreement, as amended hereby, shall continue in full force and effect. This First Amendment and such Credit Agreement shall be read and construed as one instrument.

(b) From and after the Effective Date, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

5. Treatment of Outstanding Eurodollar Rate Loans. Any Eurodollar Rate Loans (as defined in the Credit Agreement immediately prior to giving effect to this First Amendment) that are outstanding as of the Effective Date (“Existing Eurodollar Rate Loans”) shall continue to bear interest at the Eurodollar Rate (as defined in the Credit Agreement immediately prior to giving effect to this First Amendment) until the end of the current Interest Period applicable to such loans (in accordance with the terms of the Credit Agreement immediately prior to giving effect to this First Amendment), at which time, such Existing Eurodollar Rate Loans shall automatically convert to Term SOFR Loans with a one-month Interest Period. Any interest accrued on such Existing

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Eurodollar Rate Loans prior to the Effective Date will be payable to the Lenders on the relevant Interest Payment Date (as defined in the Credit Agreement immediately prior to giving effect to this First Amendment). For the avoidance of doubt, on and after the Effective Date (i) any new Loans shall be Loans or Swingline Loans under the Credit Agreement and (ii) Existing Eurodollar Rate Loans may not be continued as Eurodollar Rate Loans.

6. Loan Document. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

7. Miscellaneous. This First Amendment shall be governed by and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and applicable federal law. The captions in this First Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This First Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of this First Amendment by electronic mail, facsimile or in other electronic form shall be effective as the delivery of a manually executed counterpart. In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart.

8. Entire Agreement. The Credit Agreement (as amended by this First Amendment) and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

9. Release. In consideration of the amendment to the Credit Agreement provided for herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Parent each, for themself and their successors and assigns, fully and without reserve, releases and forever discharges each Secured Party, its respective successors and assigns, officers, directors, employees, representatives, trustees, attorneys, agents and affiliates (collectively the “Released Parties” and individually a “Released Party”) from any and all actions, claims, demands, causes of action, judgments, executions, suits, debts, liabilities, costs, damages, expenses or other obligations of any kind and nature whatsoever, direct and/or indirect, at law or in equity, whether now existing or hereafter asserted (INCLUDING, WITHOUT LIMITATION, ANY OFFSETS, REDUCTIONS, REBATEMENT, CLAIMS OF USURY OR CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY RELEASED PARTY), for or because of any matters or things occurring, existing or actions done, omitted to be done, or suffered to be done by any of the Released Parties, in each case, on or prior to the date hereof and are in any way directly or indirectly arising out of or in any way connected to any of this First Amendment, the Credit Agreement, any other Loan Document, or any of the transactions contemplated hereby or thereby (collectively, the “Released Matters”); provided, that the Released Matters shall not include any of the Lenders’ obligations to fund under their Commitments to the Credit Agreement after the date hereof in accordance therewith. The Borrower and the Parent each, by execution hereof, hereby acknowledge and agree that the agreements in this Section 9 are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

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10. Effectiveness. This First Amendment shall be effective as of the Effective Date upon receipt by the Administrative Agent of:

(a) signature pages to this First Amendment, executed on behalf of the Parent, the Borrower, the Administrative Agent, and the Required Lenders;

(b) signature page to the Guarantors’ Consent and Agreement, executed on behalf of each Guarantor;

(c) any amounts due and payable to the Administrative Agent, including an amendment fee for the account of each Lender party hereto that consents to all amendments set forth in Annex A hereto on the Effective Date equal to 5.0 basis points of such Lender’s Commitment on the Effective Date;

(d) (i) an executed copy of the Membership Interest Purchase Agreement dated as of December 27, 2022 by and between Equilibrium Carbon Transition Infrastructure Company LLC, a Delaware limited liability company, as seller (the “Seller”), and Suburban Renewable Energy, LLC, a Delaware limited liability company, as buyer (the “Purchase Agreement”) and (ii) evidence that the acquisitions by the Seller of the membership interests of (A) WOF SW GGP 1 LLC, a Delaware liability company, and (B) Central Ohio Bioenergy, LLC, an Ohio limited liability company, have been consummated in accordance with the terms of the Purchase Agreement; and

(e) at least five Business Days prior to the Effective Date (or such shorter period of time as may be agreed by the Administrative Agent), a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that the requirements set forth in Section 7.03(f) of the Credit Agreement have been satisfied or will be satisfied on or prior to the consummation of the acquisition contemplated by the Purchase Agreement. The Administrative Agent shall notify all Lenders and the Borrower and the Parent promptly upon effectiveness of this First Amendment.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

SUBURBAN PROPANE, L.P.

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

PARENT:

SUBURBAN PROPANE PARTNERS, L.P.

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

GUARANTORS’ CONSENT AND AGREEMENT

Each of the undersigned Guarantors hereby (a) consents to the foregoing First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”), (b) acknowledges and agrees that its obligations and liabilities in respect of the Guaranty and other Loan Documents to which it is a party are not released, diminished, impaired, or otherwise adversely affected by the First Amendment, and that all such obligations and liabilities are, and shall continue to be, in full force and effect, (c) confirms that the Liens held by the Administrative Agent for the benefit of the Lenders as security for payment of the Obligations (including any increase thereof pursuant to the First Amendment) remain in full force and effect and are unimpaired by the First Amendment, and (d) agrees that the Guaranty and other Loan Documents to which it is a party are hereby ratified in all respects. This consent and agreement shall be binding upon each of the undersigned Guarantors, and the respective successors and assigns of each, and shall be governed by and construed in accordance with the laws of the State of New York.

GUARANTORS:

SUBURBAN LP HOLDING, INC., a Delaware corporation

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SUBURBAN LP HOLDING, LLC, a Delaware limited liability company

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SUBURBAN SALES & SERVICE, INC., a Delaware corporation

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SUBURBAN HEATING OIL PARTNERS, LLC, a Delaware limited liability company

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

AGWAY ENERGY SERVICES, LLC, a Delaware limited liability company

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SUBURBAN ENERGY FINANCE CORP., a Delaware corporation

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SUBURBAN RENEWABLE ENERGY, LLC, a Delaware limited liability company Name:

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SUBURBAN ADK RNG, LLC, a Delaware limited liability company

By: /s/ Michael A. Kuglin
Name: Michael A. Kuglin

Title: Chief Financial Officer and
Chief Accounting Officer

BANK OF AMERICA, N.A., as
Administrative Agent

By: /s/ Bridgett J. Manduk Mowry
Name: Bridgett J. Manduk Mowry

Title: Vice President

BANK OF AMERICA, N.A., as a Lender, a L/C Issuer and Swing Line Lender

By: /s/ Salman Samar
Name: Salman Samar

Title: Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and a L/C Issuer

By: /s/ Patrick Engel
Name: Patrick Engel
Title: Managing Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BNP PARIBAS, as a Lender

By: /s/ Nicolas Anberree
Name: Nicolas Anberree
Title: Director

By: /s/ Joseph Onischuk
Name: Joseph Onischuk
Title: Managing Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By: /s/ Marta Jedrzejowski
Name: Marta Jedrzejowski
Title: Duly Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Angela Reilly
Angela Reilly
Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

HSBC BANK USA, N.A., as a Lender

By: /s/ Jack Kelly
Name: Jack Kelly
Title: Senior Vice President #23204

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JP MORGAN CHASE BANK, N.A., as a Lender

By: /s/ Umar Hassan
Name: Umar Hassan
Title: Authorized Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

TD BANK, N.A., as a Lender

By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

TRUIST BANK, as a Lender

By: /s/ Lincoln LaCour
Name: Lincoln LaCour
Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Solely with respect to the provisions pertaining to the transition of LIBOR to SOFR:

CITIBANK N.A., as a Lender

By: /s/ Marina E. Grossi
Name: Marina E. Grossi
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

COBANK, ACB, as a Lender

By: /s/ Kelli Cholas
Name: Kelli Cholas
Title: Assistant Corporate Secretary

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

M&T Bank as successor to PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Stephen Hoffman
Name: Stephen Hoffman
Title: Senior Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

[See Attached]

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EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: _________, ____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of [________], 2020 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Suburban Propane, L.P., a Delaware limited partnership (the “Borrower”), Suburban Propane Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

FORMCHECKBOX Borrowing of [Revolving Credit][Incremental Term Facility] Loans

FORMCHECKBOX conversion or continuation of [Revolving Credit] [Incremental Term Facility] Loans

On _____________________________ (a Business Day).

In the amount of $ _______________________

Comprised of _____________________________________

[Type of Loan requested]

For Term SOFR Loans: with an Interest Period of ___________ months.

[The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.]

[The Borrower has delivered the certificate required by Section 2.16(d) of the Agreement.]

The Borrower hereby represents and warrants that (i) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of the Borrowing or the conversion or continuation of

Loans requested herein, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in Sections 5.05(a), (b), (c) and (d) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d) of the Agreement, respectively; and (ii) no Default shall exist, or would result from the Borrowing or the conversion or continuation of Loans requested herein, or from the application of the proceeds thereof.

[Signature Page to Follow]

SUBURBAN PROPANE, L.P.

By:
Name:
Title:

Annex A to First Amendment to Third Amended and Restated Credit Agreement (con formed)

Published CUSIP Number: 864478AK8
Revolving Credit Facility CUSIP Number: 864478AL6

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 5, 2020

among

SUBURBAN PROPANE, L.P.,
as the Borrower,

SUBURBAN PROPANE PARTNERS, L.P.,
as the Parent,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and
an L/C Issuer,

and

The Other Lenders Party Hereto

WELLS FARGO BANK, N.A.,
BNP PARIBAS,
CAPITAL ONE, NATIONAL ASSOCIATION,
CITIZENS BANK, NATIONAL ASSOCIATION,
HSBC BANK USA, N.A.,
JPMORGAN CHASE BANK, N.A.,
TD BANK, N.A.
and
TRUIST BANK,
Co-Syndication Agents

CITIBANK, N.A.,
Documentation Agent

BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC,
BNP PARIBAS,
CAPITAL ONE, NATIONAL ASSOCIATION,
CITIZENS BANK, NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
JPMORGAN CHASE BANK, N.A.,
TD SECURITIES (USA) LLC
and
TRUIST SECURITIES, INC.,
Joint Lead Arrangers and Joint Book Runners

CITIBANK, N.A.,
Joint Lead Arranger

Annex A to First Amendment to Third Amended and Restated Credit Agreement (con formed)

TABLE OF CONTENTS

Section Page

Article I. Definitions and Accounting Terms		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	43
1.03	Accounting Terms	44
1.04	Rounding	45
1.05	Times of Day	45
1.06	Letter of Credit Amounts	45
1.07	Interest Rates	45
Article II. The Commitments and Credit Extensions		46
2.01	The Revolving Credit Loans	46
2.02	Borrowings, Conversions and Continuations of Loans	46
2.03	Letters of Credit	49
2.04	Swing Line Loans	59
2.05	Prepayments	63
2.06	Termination or Reduction of Commitments	66
2.07	Repayment of Loans	67
2.08	Interest	67
2.09	Fees	68
2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	68
2.11	Evidence of Debt	69
2.12	Payments Generally; Administrative Agent’s Clawback	70
2.13	Sharing of Payments by Lenders	72
2.14	[Reserved]	73
2.15	Increase in Revolving Credit Facility	73
2.16	Incremental Term Facility	74
2.17	Defaulting Lenders	76
Article III. Taxes, Yield Protection and Illegality		79
3.01	Taxes	79
3.02	Illegality	84
3.03	Inability to Determine Rates	85
3.04	Increased Costs	89
3.05	Compensation for Losses	91
3.06	Mitigation Obligations; Replacement of Lenders	91
3.07	Survival	92

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Article IV. Conditions Precedent to Credit Extensions		92
4.01	Conditions of Initial Credit Extension	92
4.02	Conditions to all Credit Extensions	94
Article V. Representations and Warranties		95
5.01	Existence, Qualification and Power	95
5.02	Authorization; No Contravention	95
5.03	Governmental Authorization; Other Consents	95
5.04	Binding Effect	96
5.05	Financial Statements; No Material Adverse Effect	96
5.06	Litigation	97
5.07	No Default	97
5.08	Ownership of Property; Liens	97
5.09	Environmental Compliance	97
5.10	Insurance	98
5.11	Taxes	99
5.12	ERISA Compliance	99
5.13	Subsidiaries; Equity Interests; Loan Parties	100
5.14	Margin Regulations; Investment Company Act	100
5.15	Disclosure	100
5.16	Compliance with Laws	101
5.17	Intellectual Property; Licenses, Etc	101
5.18	Solvency	101
5.19	Casualty, Etc	101
5.20	Labor Matters	101
5.21	Collateral Documents	101
5.22	OFAC, etc	101
5.23	Anti-Corruption Laws	102
5.24	Affected Financial Institution	102
5.25	Covered Entities	102
5.26	Beneficial Ownership Certification	102
5.27	Regulation H	102
Article VI. Affirmative Covenants		102
6.01	Financial Statements	102
6.02	Certificates; Other Information	104
6.03	Notices	106
6.04	Payment of Obligations	106
6.05	Preservation of Existence, Etc	107
6.06	Maintenance of Properties	107
6.07	Maintenance of Insurance	107

6.08	Compliance with Laws	107
6.09	Books and Records	107
6.10	Inspection	108
6.11	Use of Proceeds	108
6.12	Covenant to Guarantee Obligations and Give Security	108
6.13	Compliance with Environmental Laws	111
6.14	Preparation of Environmental Assessments	111
6.15	Further Assurances	113
6.16	Compliance with Terms of Leaseholds	114
6.17	Material Contracts	114
6.18	Corporate Identity	114
6.19	Anti-Corruption Laws	114
Article VII. Negative Covenants		115
7.01	Liens	115
7.02	Indebtedness	117
7.03	Investments	119
7.04	Fundamental Changes	122
7.05	Dispositions	123
7.06	Restricted Payments	123
7.07	Change in Nature of Business	124
7.08	Transactions with Affiliates	124
7.09	Burdensome Agreements	125
7.10	Use of Proceeds	125
7.11	Financial Covenants	125
7.12	Amendments of Organization Documents	125
7.13	Accounting Changes	125
7.14	Prepayments of Indebtedness	126
7.15	Holding Companies	126
7.16	[Reserved]	126
7.17	Swap Agreements	126
7.18	Sanctions	126
7.19	Anti-Corruption Laws	126
Article VIII. Events of Default and Remedies		127
8.01	Events of Default	127
8.02	Remedies upon Event of Default	129
8.03	Application of Funds	130
Article IX. Administrative Agent		131
9.01	Appointment and Authority	131
9.02	Rights as a Lender	131

9.03	Exculpatory Provisions	132
9.04	Reliance by Administrative Agent	133
9.05	Delegation of Duties	133
9.06	Resignation of Administrative Agent	134
9.07	Non-Reliance on Administrative Agent and Other Lenders	135
9.08	No Other Duties, Etc	136
9.09	Administrative Agent May File Proofs of Claim	136
9.10	Collateral and Guaranty Matters	136
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	137
9.12	Certain ERISA Matters	138
9.13	Recovery of Erroneous Payments	139
Article X. Continuing Guaranty		139
10.01	Guaranty	139
10.02	Rights of Lenders	140
10.03	Certain Waivers	140
10.04	Obligations Independent	141
10.05	Subrogation	141
10.06	Termination; Reinstatement	141
10.07	Subordination	141
10.08	Stay of Acceleration	141
10.09	Condition of Borrower	142
10.10	Additional Guarantor Waivers and Agreements	142
10.11	Keepwell	143
Article XI. Miscellaneous		143
11.01	Amendments, Etc	143
11.02	Notices; Effectiveness; Electronic Communications	146
11.03	No Waiver; Cumulative Remedies; Enforcement	148
11.04	Expenses; Indemnity; Damage Waiver	149
11.05	Payments Set Aside	152
11.06	Successors and Assigns	152
11.07	Treatment of Certain Information; Confidentiality	157
11.08	Right of Setoff	158
11.09	Interest Rate Limitation	159
11.10	Counterparts; Integration; Effectiveness	159
11.11	Survival of Representations and Warranties	160
11.12	Severability	160
11.13	Replacement of Lenders	160
11.14	Governing Law; Jurisdiction; Etc	161
11.15	California Judicial Reference	162

11.16	Real Property Collateral Located in the State of California	163
11.17	Waiver of Jury Trial	163
11.18	No Advisory or Fiduciary Responsibility	163
11.19	Electronic Execution ; Electronic Records; Counterparts	164
11.20	USA PATRIOT Act	166
11.21	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	166
11.22	Acknowledgment Regarding Any Supported QFCs	166
11.23	Amendment and Restatement	167
11.24	ENTIRE AGREEMENT	168

v

SCHEDULES

1.01(a) Agway Subsidiaries; Inactive Subsidiaries

1.01(b) Existing Letters of Credit

2.01 Commitments and Applicable Percentages

5.13 Subsidiaries and Other Equity Investments; Loan Parties

7.02 Existing Indebtedness

7.03(i) Existing Investments

11.02 Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A Committed Loan Notice

B Swing Line Loan Notice

C Revolving Credit Note

D Compliance Certificate

E Assignment and Assumption

F Third Amended and Restated Guaranty

G Third Amended and Restated Security Agreement

H-1 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships)

H-2 U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships)

H-3 U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships)

H-4 U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships)

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of March 5, 2020, among SUBURBAN PROPANE, L.P., a Delaware limited partnership (the “Borrower”), SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower and the Parent are party to that certain Second Amended and Restated Credit Agreement dated as of March 3, 2016 among the Borrower, the Parent, the lenders party thereto, and Bank of America, N.A., as administrative agent (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of May 1, 2017, the “Existing Credit Agreement”), which amended and restated that certain Amended and Restated Credit Agreement dated as of January 5, 2012 among the Borrower, the Parent, the lenders party thereto, and Bank of America, N.A., as administrative agent (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of August 1, 2012 and the Second Amendment to Amended and Restated Credit Agreement dated as of May 9, 2014), which amended and restated that certain Credit Agreement dated as of June 26, 2009 among the Borrower, the Parent, the lenders party thereto, and Bank of America, N.A., as administrative agent (as amended by the First Amendment to Credit Agreement dated as of March 9, 2010, the “Original Credit Agreement”).

The Borrower has requested that the Lenders amend and restate the Existing Credit Agreement and the Lenders have indicated their willingness to do so on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article I.
Definitions and Accounting Terms

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Refinancing” means the retirement in full of the applicable Subject Existing Indebtedness, including the entire outstanding principal amount thereof and interest, fees, premiums, and other applicable amounts due with respect thereto pursuant to a refinancing with unsecured Indebtedness, the incurrence of which is permitted under Section 7.02(m).

“Act” has the meaning set forth in Section 11.20.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account, each in the United States, as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto.

“Agway Subsidiaries” means, collectively, each of the companies that are Wholly-Owned Subsidiaries of Gas Connection, LLC as of the date hereof and are identified as “Agway Subsidiaries” on Schedule 1.01(a) hereto; provided, however, if the book value of any such Subsidiary exceeds $1 million at any time, such Subsidiary shall no longer be deemed an “Agway Subsidiary;” and provided further that if the aggregate book value of all assets of the Agway Subsidiaries exceeds $10 million at any time, none of such Subsidiaries shall be deemed an “Agway Subsidiary.” Nothing in this Agreement shall prevent the Borrower from causing the winding up and dissolution of any Agway Subsidiary during the term of this Agreement in accordance with Section 7.04(e).

“Applicable Percentage” means (a) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility Amount represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17, and (b) in respect of any Incremental Term Facility at any time, the percentage (carried out to the ninth decimal place) of such Incremental Term Facility represented by (i) on the applicable Incremental Term Facility Effective Date, such Incremental Term Facility Lender’s Incremental Term Facility Commitment at such time and (ii) thereafter, the principal amount of the Incremental Term Facility Loans of such Incremental Term Facility Lender at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility Amount shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility Amount most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or in an amendment or supplement to this Agreement relating to an Incremental Term Facility, as applicable.

“Applicable Rate” means with respect to the Revolving Credit Facility, the applicable percentage per annum set forth below determined by reference to the Total Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Total Consolidated Leverage Ratio	Applicable Margin for Term SOFR Loans/ Letter of Credit Fee	Applicable Margin for Base Rate Loans	Commitment Fee
I	< 3.25:1	1.50%	0.50%	0.300%
II	> 3.25:1 but < 3.75:1	1.75%	0.75%	0.375%
III	> 3.75:1 but < 4.25:1	2.00%	1.00%	0.375%
IV	> 4.25:1 but < 4.75:1	2.25%	1.25%	0.500%
V	> 4.75:1	2.50%	1.50%	0.500%

Any increase or decrease in the Applicable Rate for the Revolving Credit Facility resulting from a change in the Total Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Revolving Lenders, Pricing Level V shall apply in respect of the Revolving Credit Facility, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (after giving effect to any applicable grace periods set forth in Section 8.01(b)) and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. The term “Applicable Rate”, as it relates to any Incremental Term Facility, shall have the meaning set forth in such amendment or supplement to this Agreement entered into in connection with such Incremental Term Facility among the Borrower, the Guarantors, the Incremental Term Facility Lenders that have agreed to participate in such Incremental Term Facility and the Administrative Agent.

Notwithstanding anything to the contrary contained in this definition, (i) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (ii) the initial Applicable Rate shall be set at Pricing Level IV until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility Amount at such time.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility or any Incremental Term Facility, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan or an Incremental Term Facility Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of BofA Securities, Wells Fargo Securities, LLC, BNP Paribas, Capital One, National Association, Citizens Bank, National Association, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A., TD Securities (USA) LLC and Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.) in their respective capacities as joint lead arrangers and joint book running managers. As used herein, the term, “Arranger” shall mean “each Arranger” or the “applicable Arranger” as the context may require.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Financing Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Financing Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended September 28, 2019, and the related consolidated statements of income or operations, partners’ capital and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of any Incremental Term Facility, the period from and including the applicable Incremental Term Facility Effective Date to the earliest of (i) the Maturity Date for such Incremental Term Facility and (ii) the date of termination of the commitments of the respective Incremental Term Facility Lenders to make Incremental Term Facility Loans pursuant to Section 8.02.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding anything else herein, if at any time any Base Rate would otherwise be less than 0%, the Base Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Supervisors” means, with respect to the Parent or the Borrower, as the case may be, such Board of Supervisors as defined in the Parent Partnership Agreement or the Borrower Partnership Agreement, as applicable.

“BofA Securities” means BofA Securities, Inc.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Borrower, dated as of October 19, 2006, as amended, as it may hereafter be further amended, supplemented or otherwise modified from time to time consistent with the terms hereof.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, or an Incremental Term Facility Borrowing, as the context may require.

“Business” means the businesses of the Parent and its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or the state of New York.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers, the Swing Line Lender or the Lenders, as collateral for L/C Obligations, the Obligations in respect of Swing Line Loans or obligations of the Lenders to fund participations in respect of L/C Obligations or Swing Line Loans (as the context may require), cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuers or the Swing Line Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i)(A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United

States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) money market funds having assets of not less than $500,000,000, the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition and have an average maturity of not more than two years; and

(e) an eligible security as defined in Rule 2a-7 of the Investment Company Act.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Lender or Affiliate of a Lender that is a party to a Cash Management Agreement; provided, however that if such Person ceases to be a Lender or an Affiliate of a Lender, such Person shall no longer be a “Cash Management Bank.”

“Change in Control” means the occurrence of any of the following events:

(a) any of the following shall occur: (i) at any time the Person who is then Chief Executive Officer of the Parent shall fail to own and control, beneficially and of record (free and clear of all Liens other than Liens in favor of the Administrative Agent), a majority of the Equity Interests in the General Partner, (ii) the General Partner shall fail to own and control directly, beneficially and of record (free and clear of all Liens), 100% of the general partner interests in the Parent, (iii) the General Partner shall fail to own directly, beneficially and of record (free and clear of all Liens other than Liens in favor of the Administrative Agent), 100% of the general partner interests in the Borrower, (iv) the Parent shall fail to own directly or indirectly, beneficially and of record (free and clear of all Liens), 100% of the economic interest in the Borrower, or (v) the Parent shall fail to own directly or indirectly, beneficially and of record, 100% of the limited partnership interests in the Borrower; or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the voting Equity Interests of the Parent on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(c) a majority of the seats (excluding vacant seats) on the Board of Supervisors of the Parent or the Borrower should at any time be occupied by Persons who were not nominated by the General Partner, by a majority of the Board of Supervisors of the Parent or the Borrower or by Persons so nominated; or

(d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent or the Borrower, or control over the Equity Interests of the Parent or the Borrower entitled to vote for members of the Board of Supervisors or equivalent governing body of the Parent or the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such Equity Interests; or

(e) a change in control with respect to the General Partner, the Parent or the Borrower (or similar event, however denominated) should occur under and as defined in any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of the Threshold Amount to which the General Partner, the Parent, the Borrower or any Subsidiary is party.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the

Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, (a) the “Collateral Documents” executed and delivered in connection with the Existing Credit Agreement and listed on Annex A of that certain Confirmation of Collateral Documents executed and delivered by the applicable Loan Parties on the Closing Date, (b) the Security Agreements, each Deposit Account Control Agreement, each Investment Account Control Agreement, the Guaranty and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guaranties and other similar agreements executed by the Borrower, any Subsidiary, or any Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, now or hereafter delivered to the Administrative Agent or any Secured Party pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Borrower or any Guarantor, as debtor, in favor of the Administrative Agent, for the benefit of the Secured Parties, as secured party, and (c) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

“Commercial Bank” means a financial institution with assets of at least $1,000,000,000, and which accepts demand and time deposits and extends credit in the ordinary course of business.

“Commercial Operation Date” means the date on which a Material Project is substantially complete and commercially operable.

“Commitment” means a Revolving Credit Commitment or an Incremental Term Facility Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) an Incremental Term Facility Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, including any rule, regulation or official interpretation by the Commodity Futures Trading Commission thereof.

“Common Units” means Common Units of the Parent representing limited partner interests in the Parent.

“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to either the use or administration of SOFR, Term SOFR or any Successor Rate, as applicable, any technical, administrative or operational changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Billing Program” means an accounts receivable billing and purchasing arrangement entered into between an ESCO and a utility provider whereby the utility provider performs billing and collection services for the ESCO with respect to the commodity component of gas or electricity owned by an ESCO and delivered to the utility’s customers.

“Consolidated EBITDA” means, for any Person at any date of determination, an amount equal to Consolidated Net Income of such Person and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus

(a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, (iv) losses, expenses and charges, in each case which do not represent a cash item in such period and are not expected to represent a cash item in any future period, (v) the amount of any make whole or premium paid in connection with the prepayment of the Parent Notes, (vi) other unusual charges approved by the Administrative Agent reducing such Consolidated Net Income, (vii) at the option of Borrower, any Material Project EBITDA Adjustments, and (viii) without duplication, any charges, fees or expenses (other than depreciation or amortization expense) directly incurred in connection with any acquisition permitted by this Agreement, in an aggregate amount not to exceed ten percent (10%) of Consolidated EBITDA (as shown on the consolidated financial statements of such Person and its consolidated Subsidiaries most recently delivered to the Administrative Agent in accordance with Section 6.01 but without giving effect to this clause (viii) in such calculation) for any Measurement Period;

and minus

(b) the following to the extent added in computing such Consolidated Net Income and without duplication, (i) gains and other non-recurring gains during such period, in each case which do not represent a cash item in such period and are not expected to represent a cash item in any future period and (ii) in the case of Consolidated EBITDA for the Parent or the Borrower, income from the Agway Subsidiaries and income, if any, from Inactive Subsidiaries, and non-cash gains, if any, from the sale of Agway Subsidiaries and Inactive Subsidiaries and their respective properties;

provided, for the purposes of determining Consolidated EBITDA for any period during which any Pro Forma Event is consummated, Consolidated EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of such Pro Forma Event on a Pro Forma Basis for the applicable Measurement Period.

“Consolidated Interest Charges” means, for any Person for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Financing Leases that is treated as interest in accordance with GAAP, in each case, of or by such Person and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges, in each case, of or by the Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Net Income” means, for any Person at any date of determination, the net income of such Person and its consolidated Subsidiaries as determined in accordance with GAAP (excluding extraordinary gains and extraordinary losses) for that period; provided, that, there shall be excluded from such net income (to the extent otherwise included therein) the income (or loss) of any entity other than a Subsidiary in which such Person or any Subsidiary of such Person has an ownership interest, except to the extent that any such income has been actually received by such Person or such Subsidiary in the form of cash dividends or similar cash distributions.

“Consolidated Net Tangible Assets” means, with respect to the Parent at any date of determination, the aggregate amount of total assets included in the Parent’s most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP and deducting therefrom the following amounts: (a) all current liabilities reflected in such balance sheet and (b) all goodwill, trademarks, patents and other like intangibles reflected in such balance sheet.

“Consolidated Total Debt” means, for any Person as of any date of determination, all Total Debt of such Person and its Subsidiaries on a consolidated basis, without duplication.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Foreign Corporation” means a “controlled foreign corporation” as defined in the Code.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (c) a “covered FSF as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer, the Swing Line Lender and each Lender promptly following such determination.

“Deposit Account Control Agreement” means an agreement among the Administrative Agent, a depository bank holding a deposit account for a Loan Party, and such Loan Party, in form and substance satisfactory to the Administrative Agent, evidencing that the Administrative Agent has “control” (as defined in the UCC) of such deposit account.

“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.

“DevCo” means Suburban EQ RNG LLC, a Delaware limited liability company.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two (2) or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of the Parent organized under the laws of any State of the United States of America or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” and “Electronic Signature” have the meanings assigned to them in, and shall be interpreted in accordance with, 15 USC §7006, as amended from time to time.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Elk Grove Facility” means the propane storage facility of the Borrower located in Elk Grove, California.

“Environmental Assessment” means a report of an environmental assessment of the applicable real property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as the Administrative Agent may reasonably request, by a consulting firm reasonably acceptable to the Administrative Agent, which shall be of a scope reasonably necessary to address the perceived environmental concerns, taking into account the use of the relevant property.

“Environmental Laws” means all applicable Federal, state, and local laws, statutes, rules, regulations, codes, ordinances, directives or orders of any Governmental Authority relating to the protection of the environment or to human health and safety as related to environmental matters, including those relating to the generation, processing, treatment, investigation, remediation, storage, transport, disposal, management, handling, and use of Hazardous Materials, those relating to the protection of environmentally sensitive areas or threatened or endangered species, and those relating to the reporting or control of greenhouse gases.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities and including any liability for injury or damage to any person, property or natural resource), of the Borrower, any other Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract or written agreement pursuant to which any Loan Party has assumed liability with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, license or other authorization required under any Environmental Law.

“Equity Consideration” has the meaning set forth on Schedule 1.01(d).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the

PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; or (g) the determination that any Pension Plan is considered an at-risk plan or that any Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA;.

“ESCO” means any Subsidiary of the Borrower that provides natural gas and/or electricity to end users thereof through a utility provider and participates in one or more Consolidated Billing Program(s) in the ordinary course of such Subsidiary’s business.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published on the website www.lma.eu.com or otherwise by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash” on any date means an amount equal to the excess of (i) the book value of Cash Equivalents owned by the Borrower and the Subsidiary Guarantors on such date over (ii) an amount equal to the principal amount of Loans outstanding on such date.

“Excluded Subsidiary” means a Person that becomes a Subsidiary after the Closing Date whose Total Assets at the time of becoming a Subsidiary constitute less than 5% of the Total Assets of the Parent as of the most recently ended fiscal quarter of the Parent for which financial statements have been delivered pursuant to Sections 6.01(a) or 6.01(c), as applicable, and who is designated as an “Excluded Subsidiary” by the Borrower by written notice to the Administrative Agent; provided that if at the end of any fiscal quarter of the Parent for which financial statements have been delivered pursuant to Sections 6.01(a) or 6.01(c), as applicable, the Total Assets of any Excluded Subsidiary equals or exceeds 5% of the Total Assets of the Parent as of the end of such fiscal quarter, such Subsidiary shall no longer be deemed an “Excluded Subsidiary;” and provided further that if at the end of any such fiscal quarter of the Parent, the Total Assets of all Excluded Subsidiaries in the aggregate exceed 5% of the Total Assets of the Parent as of the end of such fiscal quarter, none of such Subsidiaries shall be deemed an “Excluded Subsidiary.” Notwithstanding the foregoing, (a) Stanfield shall be an “Excluded Subsidiary” until the earlier of (i) the irrevocable and indefeasible payment in full in cash of all of the Green Bonds and the obligations under the Green Loan Agreement (in each case, including the entire outstanding principal amount thereof and interest, fees, premiums, and other applicable amounts due with respect thereto), and the termination of the lending commitments under the Green Loan Agreement and (ii) the date on which Stanfield’s compliance with the requirements of Section 6.12 would not be prohibited by the terms of the Green Indenture and the Green Loan Agreement and (b) DevCo and each of its Subsidiaries shall be an “Excluded Subsidiary” until the date on which DevCo’s or its Subsidiary’s compliance with the requirements of Section 6.12, as applicable, would not be prohibited by the terms of its Organization Documents.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing 2024 Parent Notes” means the 5.50% senior notes, due 2024, of the Parent and Suburban Energy Finance Corporation issued in the original principal amount of $525,000,000 pursuant to the Indenture dated as of May 27, 2014 and the First Supplemental Indenture dated as of May 27, 2014.

“Existing Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Existing Letters of Credit” means each of the letters of credit issued under the Existing Credit Agreement outstanding on the Closing Date that are described on Schedule 1.01(b).

“Extraordinary Receipt” means any cash and cash equivalents received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or condemnation awards (or payments in lieu thereof) to the extent that any such receipt is in an amount equal to or less than $1,000,000 with respect to any single occurrence.

“Facility” means the Revolving Credit Facility or any Incremental Term Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C Issuer shall have been made).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) and any applicable intergovernmental agreements with respect thereto and laws enacting such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Fee Letter” means the fee letter agreement, dated January 29, 2020, among the Borrower, the Administrative Agent and BofA Securities.

“Financing Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a financing lease.

“First Amendment” means that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 27, 2022, by and among the Borrower, Parent, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means December 27, 2022.

“Flood Hazard Property” means any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

“Flood Insurance Laws” means, collectively, (a) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (b) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Suburban Energy Services Group LLC, a Delaware limited liability company.

“General Partner Guaranty” means the Third Amended and Restated General Partner Guaranty, substantially in the form of Exhibit F made by the General Partner in favor of the Secured Parties.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Green Bonds” means, collectively, (a) the Green 2021 Bonds and (b) any Additional Bonds (as defined in the Green Indenture).

“Green Indenture” means that certain Indenture of Trust, dated as of November 1, 2018, as amended, supplemented and modified from time to time, including by a First Supplemental Indenture of Trust, dated as of November 26, 2019 and a Second Supplemental Indenture of Trust, dated as of September 1, 2021, each between The Industrial Development Authority of the County of Pinal, an Arizona nonprofit corporation and UMB Bank, National Association, as trustee.

“Green Loan Agreement” means that certain Loan Agreement dated as of November 1, 2018 between The Industrial Development Authority of the County of Pinal, an Arizona nonprofit corporation, and Stanfield, as amended, supplemented and modified from time to time, including by a First Amendment to Loan Agreement dated as of November 26, 2019 and a Second Amendment to Loan Agreement dated as of September 1, 2021.

“Green 2021 Bonds” means (a) The Industrial Development Authority of the County of Pinal Environmental Facilities Revenues Bonds, Series 2021A (WOF SW GGP 1 LLC Project) (Green Bonds) in an aggregate principal amount of $61,377,919.90 (exclusive of accreted interest thereon) and (b) The Industrial Development Authority of the County of Pinal Environmental Facilities Revenues Bonds, Series 2021B (WOF SW GGP 1 LLC Project) (Green Bonds) in an aggregate principal amount of $17,084,826.40 (exclusive of accreted interest thereon), in each case issued pursuant to that certain Second Supplemental Indenture of Trust, dated as of September 1, 2021 between The Industrial Development Authority of the County of Pinal, an Arizona nonprofit corporation and UMB Bank, National Association, as trustee.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent, the General Partner, the Subsidiary Guarantors, the Intermediate Entity Guarantors and the MLP Subsidiary Guarantors.

“Guaranty” means, collectively, the guaranty made by the Parent under Article X, the General Partner Guaranty, and the Subsidiary Guaranty, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12, as each of the same may be renewed, extended, amended, restated or otherwise modified from time to time.

“Hazardous Materials” means any substance, material or waste which is now or hereafter regulated by any Governmental Authority because of its effect or potential effect on human health and safety as related to environmental matters or the environment, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “solid waste,” “pollutant,” or “contaminant,” “toxic waste,” or “toxic substance” under any provision of Law, and including petroleum, petroleum products, natural gas, natural gas liquids, liquefied natural gas or synthetic gas, friable asbestos (except for friable asbestos located in a facility acquired or leased by any Loan Party or any of their respective Subsidiaries after the date of this Agreement and which will be removed within 45 days of such acquisition or lease), urea formaldehyde and polychlorinated biphenyls.

“Hedge Bank” means any Lender or Affiliate of a Lender that is a party to a Secured Hedge Agreement regardless of whether such Person ceases to be a Lender or an Affiliate of a Lender hereunder.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Inactive Subsidiaries” means collectively, each of the Subsidiaries of the Borrower that have a book value of less than $3 million as of the date hereof and that are not engaged in active business as of the date hereof and that are identified as an “Inactive Subsidiary” on Schedule 1.01(a) hereto; provided, however, if after the date hereof, any such Subsidiary has a book value of $3 million or more, or engages in active business, such Subsidiary shall no longer be deemed an “Inactive Subsidiary.”

“Incremental Term Facility” has the meaning specified in Section 2.16(a).

“Incremental Term Facility Borrowing” means a borrowing made under an Incremental Term Facility consisting of simultaneous Incremental Term Facility Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Incremental Term Facility Lenders under such Incremental Term Facility.

“Incremental Term Facility Commitment” means, as to each Incremental Term Facility Lender, its obligation to make Incremental Term Facility Loans to the Borrower pursuant to an amendment or supplement to this Agreement relating to an Incremental Term Facility, in the aggregate principal amount at any time not to exceed the amount set forth in such amendment or supplement.

“Incremental Term Facility Effective Date” has the meaning specified in Section 2.16(c).

“Incremental Term Facility Lender” has the meaning specified in Section 2.16(c).

“Incremental Term Facility Loan” means an advance made by any Incremental Term Facility Lender under an Incremental Term Facility.

“Incremental Term Facility Note” means a promissory note made by the Borrower in favor of an Incremental Term Facility Lender evidencing Incremental Term Facility Loans made by such Incremental Term Facility Lender under an Incremental Term Facility, in form and substance reasonably acceptable to the Borrower and such Incremental Term Facility Lender.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Financing Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations (other than contingent obligations) of such Person to purchase, redeem, retire, defease or otherwise make any payment (other than declared dividends) in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

Notwithstanding the foregoing, in no event shall any earnout or similar contingent obligation constitute Indebtedness except to the extent then earned, due and payable, and unpaid.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Parent under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intercompany Indebtedness” or “intercompany Indebtedness” means Indebtedness of the Parent owed to a Subsidiary.

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice or such other period that is twelve months; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Intermediate Entity Guarantors” means, collectively, Suburban LP Holdings, LLC, Suburban LP Holdings, Inc. and each other Subsidiary of the Parent that directly or indirectly owns Equity Interests of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Account Control Agreement” means an agreement among the Administrative Agent, a securities intermediary holding a securities account for a Loan Party, and such Loan Party, in form and substance satisfactory to the Administrative Agent, evidencing that the Administrative Agent has “control” (as defined in the UCC) of such securities account.

“IP Rights” has the meaning specified in Section 5.17.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“L/CAdvance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means with respect to each Letter of Credit issued, or in the case of each Existing Letter of Credit deemed issued, hereunder, either Bank of America, Wells Fargo Bank, N.A., or any other Lender that has agreed to issue a Letter of Credit at the request of the Borrower in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Issuer Commitment” means (a) with respect to Bank of America, an amount set forth opposite Bank of America’s name under the caption “L/C Issuer Commitment” on Schedule 2.01, or such other amount (not to exceed, when added to the L/C Issuer Commitments of all other L/C Issuers, the Letter of Credit Sublimit) as shall be agreed in writing from time to time by Bank of America and the Borrower (with prompt notice to the Administrative Agent), (b) with respect to Wells Fargo Bank, N.A., an amount set forth opposite Wells Fargo Bank, N.A.’s name under the caption “L/C Issuer Commitment” on Schedule 2.01, or such other amount (not to exceed, when added to the L/C Issuer Commitments of all other L/C Issuers, the Letter of Credit Sublimit) as shall be agreed in writing from time to time by Wells Fargo Bank, N.A. and the Borrower (with prompt notice to the Administrative Agent), and (C) with respect to any Lender which agrees to be an L/C Issuer after the Closing Date, the amount (not to exceed, when added to the L/C Issuer Commitments of all other L/C Issuers, the Letter of Credit Sublimit) agreed in writing from time to time by such L/C Issuer, the Borrower and the Administrative Agent; provided that to the extent that any increase in any existing L/C Issuer Commitment, or the addition of any new L/C Issuer Commitment, would cause the sum of all L/C Issuer Commitments to exceed the Letter of Credit Sublimit (any such excess is herein referred to as the “L/C Commitment Excess”), all of the unused L/C Issuer Commitments (other than the L/C Issuer Commitment that has caused such L/C Commitment Excess) shall be reduced in an amount equal to such L/C Commitment Excess on a pro rata basis (or on such other basis as may be agreed by the Borrower, each L/C Issuer and the Administrative Agent) with the effect that after all such reductions the sum of the L/C Issuer Commitments of all L/C Issuers shall not exceed the Letter of Credit Sublimit.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms, but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes each L/C Issuer and the Swing Line Lender.

“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C Issuer.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Expiration Date” means the day that is three days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $225,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility Amount.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, a Swing Line Loan or an Incremental Term Facility Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) the Fee Letter, (f) each Issuer Document, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.03(g) of this Agreement and (h) any other document executed by a Loan Party that states by its terms that it is a “Loan Document”.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Project” means any construction or expansion project of a Borrower or its Subsidiaries, the aggregate budgeted or actual capitalized cost of which, in each case, including capitalized costs expended prior to the acquisition of any such project by a Borrower or its Subsidiaries, as the case may be, exceeds $50,000,000.

“Material Project EBITDA Adjustments” means, with respect to each Material Project:

(A) prior to the Commercial Operation Date of such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs) a percentage (based on the then-current completion percentage of such Material Project) of an amount as determined in good faith by the Borrower and set forth in an officer’s certificate (to be reviewed and approved by the Administrative Agent in accordance with clause (C) below) as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the Scheduled Commercial Operation Date (as defined below) of such Material Project (such amount to be determined based on customer contracts relating to such Material Project, the creditworthiness of the other parties to such contracts, and projected revenues from such contracts less expenses related thereto, capital costs and expenses, the Scheduled Commercial Operation Date, commodity price assumptions and other factors as determined in good faith by the Borrower and set forth in such officer’s certificate (to be reviewed and approved by the Administrative Agent in accordance with clause (C) below) which may, at the Borrower’s option, be added to Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the Scheduled Commercial Operation Date (as used in this Agreement, references to “Scheduled Commercial Operation Date” mean the Scheduled Commercial Operation Date as reflected in the request from the Borrower to the Administrative Agent for approval of the applicable Material Project EBITDA Adjustments), then the foregoing amount shall be reduced, for quarters ending after the Scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the actual period of delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(B) beginning with the first three fiscal quarters following the Commercial Operation Date of a Material Project, an amount as determined in good faith by the Borrower and set forth in an officer’s certificate (to be reviewed and approved by the Administrative Agent in accordance with clause (C) below) as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner set forth in clause (A) above), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for such fiscal quarters, but without duplication of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date.

(C) Notwithstanding the foregoing:

(a) no such additions shall be allowed with respect to any Material Project unless:

(i) at least 30 days prior to the delivery of any Compliance Certificate (or such shorter time period as may be agreed to by the Administrative Agent) to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.11, the Borrower shall have delivered to the Administrative Agent an officer’s certificate containing written pro forma projections of Consolidated EBITDA attributable to such Material Project for the first full four fiscal quarter periods following the Scheduled Commercial Operation Date with respect to such Material Project, and

(ii) prior to the date any Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received current estimates as to Material Project completion percentage, the expected Commercial Operation Date, any known material delays with respect thereto, such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent, and

(b) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is the five (5) year anniversary of the Closing Date, and (b) with respect to any Incremental Term Facility, the final maturity date established for such Incremental Term Facility in the amendment or supplement to this Agreement entered into in connection with such Incremental Term Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day; provided further that, if an Acceptable Refinancing has not been completed with respect to any Subject Existing Indebtedness by the date that is 91 days prior to the stated maturity of such Subject Existing Indebtedness (the date that is 91 days prior to the applicable stated maturity, the “Subject Maturity Date”), then the Maturity Date shall be such Subject Maturity Date.

“Measurement Period” means, for any Person at any date of determination, the most recently completed four fiscal quarters of such Person.

“MLP Subsidiary Guarantors” means, collectively, each of the Subsidiaries of the Parent (other than the Intermediate Entity Guarantors and the Borrower and its Subsidiaries) that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” or “Mortgages” means, individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust, deeds and other similar security documents executed by a Loan Party that purport to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to the Administrative Agent.

“Mortgaged Property” means any owned property of a Loan Party with respect to which a Mortgage is granted.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction and any reserves for adjustment in respect of the price relating to a Disposition, established in accordance with GAAP (other than Indebtedness under the Loan Documents), (B) the reasonable out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction including legal, accounting, investment banking and other professional fees and (C) taxes paid or reasonably estimated to be payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if (1) reserves established pursuant to subclause (A) exceeds the actual purchase price adjustment required to be paid in connection with such transactions, or (2) the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, in each case, the aggregate amount of such excess shall constitute Net Cash Proceeds. When used with respect to the sale or issuance of any Equity Interests by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, “Net Cash Proceeds” means the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of the underwriting discounts and commissions, and other reasonable out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection with such transaction including reasonable legal, accounting, investment banking and other professional fees.

“New Jersey Headquarters” means the premises constituting the headquarters of the Borrower located in Whippany, New Jersey.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Credit Note or an Incremental Term Facility Note, as the context may require.

“Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that the Obligations shall exclude any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oregon Tank Farm” means the propane storage facility of the Borrower located in Jackson County, Medford, Oregon.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning set forth in the preliminary statements hereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Swing Line Loans and Incremental Term Facility Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans, Swing Line Loans and Incremental Term Facility Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Notes” means the collective reference to (i) the 5.75% senior notes, due 2025, of the Parent and Suburban Energy Finance Corporation issued in the original principal amount of $250,000,000 pursuant to the Indenture dated as of May 27, 2014 and the Second Supplemental Indenture dated as of February 25, 2015, (ii) the Existing 2024 Parent Notes, (iii) the 5.875% senior notes, due 2027, of the Parent and Suburban Energy Finance Corporation issued in the original principal amount of $350,000,000 pursuant to the Indenture dated as of May 27, 2014 and the Third Supplemental Indenture dated as of February 14, 2017 and (iv) any other Parent Refinancing Notes.

“Parent Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Parent dated as of July 31, 2007, as it may hereafter be amended, supplemented or otherwise modified from time to time consistent with the terms hereof.

“Parent Refinancing Notes” means, collectively, any Parent Notes amended after the date hereof and any Indebtedness of the Parent (other than intercompany Indebtedness) issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge all or any portion of the Parent Notes; provided that:

(a) the principal amount (or accreted value, if applicable) of such Parent Refinancing Notes may exceed the principal amount (or accreted value, if applicable) of the Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded if the Parent is in compliance with Section 7.11(b) on a Pro Forma Basis, calculated for the most recently ended Measurement Period for which financial statements have been delivered pursuant to Sections 6.01(a) or 6.01(c), as applicable, plus (iii) all accrued interest on said Parent Notes and the amount of all fees, expenses and premiums incurred in connection with such refinancing;

(b) such Parent Refinancing Notes have a final maturity date not earlier than the final maturity date of, and have a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded;

(c) such Indebtedness is incurred by the Person or Persons that are the obligor on the Parent Notes being amended, extended, refinanced, renewed, replaced, defeased or refunded; and

(d) neither the Borrower nor any Subsidiary of the Borrower Guarantees the Parent Refinancing Notes.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Protection Act of 2006, as amended, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Protection Act of 2006, as amended and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an acquisition permitted by Section 7.03(f) or (g).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA, the Senior Secured Consolidated Leverage Ratio, the Total Consolidated Leverage Ratio and the Consolidated Interest Coverage Ratio:

(a) any Pro Forma Event during the applicable Measurement Period or subsequent to such Measurement Period and on or prior to the date of determination will be given pro forma effect, as if they had occurred on the first day of the applicable Measurement Period;

(b) any Person that is a Subsidiary on the date of determination will be deemed to have been a Subsidiary at all times during such Measurement Period; and

(c) any Person that is not a Subsidiary on the date of determination will be deemed not to have been a Subsidiary at any time during such Measurement Period.

“Pro Forma Event” means any Investments, acquisitions, mergers, consolidations and dispositions of any Subsidiary, line of business or division, that have been made by the specified

Person or any of its Subsidiaries, or any Person or any of its Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Subsidiaries, and including any financing transactions related to the foregoing and any incurrence or repayment (including by redemption, repurchase, repayment, retirement or extinguishment) of Indebtedness related to the foregoing, and including increases in ownership of Subsidiaries related to the foregoing, in each case as permitted by this Agreement.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Distributions” means (i) with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Borrower Partnership Agreement) or (ii) with respect to the Parent, the distributions by the Parent of Available Cash (as defined in the Parent Partnership Agreement).

“Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.

“Reduction Amount” has the meaning set forth in Section 2.05(b)(v).

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“ReportableInvestment” has the meaning specified in Section 7.03(f)(vi).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Incremental Term Facility Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Incremental Term Facility Lenders” means, as of any date of determination for any Incremental Term Facility, Incremental Term Facility Lenders holding more than 50% of the sum of (a) the Outstanding Amount of all Incremental Term Facility Loans applicable to such Incremental Term Facility and (b) aggregate unused Incremental Term Facility Commitments applicable to such Incremental Term Facility, if any; provided that any unused Incremental Term Facility Commitments applicable to such Incremental Term Facility of, and the portion of such Outstanding Amount of all Incremental Term Facility Loans applicable to such Incremental Term Facility held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Incremental Term Facility Lenders.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; and provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; and provided further that, the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for the purposes of the delivery of the certificates pursuant to Section 4.01(a)(iv), the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment”“ means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. For the avoidance of doubt, in the case of eligible personnel who make a tax election in connection with vesting of restricted units, which instructs the Borrower to withhold restricted units about to vest and apply the cash value thereof against the individual’s federal and state income tax withholding liability, no Restricted Payment transaction shall be deemed to have occurred.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means the revolving credit facility established by the terms of this Agreement.

“Revolving Credit Facility Amount” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C.

“S&P” means ’S&P Global Ratings, a business of S&P Global Inc., and any successor thereto.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract made or entered into at any time, or in effect at any time, whether as a result of assignment or transfer or otherwise, between any Loan Party and any Hedge Bank; provided that if such Hedge Bank ceases to be a Lender or an Affiliate of a Lender hereunder, “Secured Hedge Agreements” shall not include any Swap Contract entered into by such Hedge Bank and a Loan Party after such time such Hedge Bank ceased to be a Lender or an Affiliate of a Lender.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement (General Partner)” means the Third Amended and Restated Pledge, Assignment and Security Agreement substantially in the form of Exhibit G hereto, executed by the General Partner in favor of the Administrative Agent, for the benefit of the Secured Parties, as renewed, extended, amended or restated or otherwise modified from time to time.

“Security Agreement (Parent and Subsidiaries)” means the Third Amended and Restated Pledge, Assignment and Security Agreement substantially in the form of Exhibit G hereto, executed by the Parent, the Borrower, each Intermediate Entity Guarantor, each Subsidiary Guarantor and each MLP Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, as renewed, extended, amended or restated or otherwise modified from time to time.

“Security Agreements” means, collectively, each of the Security Agreement (General Partner) and the Security Agreement (Parent and Subsidiaries), together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, as each of the same may be renewed, extended, amended, restated or otherwise modified from time to time.

“Senior Secured Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Secured Indebtedness of the Borrower as of such date to (b) Consolidated EBITDA of the Borrower for the most recently completed Measurement Period.

“Senior Secured Indebtedness” means, at any time, (i) Total Debt of the Borrower secured by Liens on any assets of any Loan Party at such time, including Total Debt under this Agreement, (ii) Total Debt of any Subsidiary Guarantor secured by Liens on any assets of any Loan Party at such time, and (iii) all Total Debt of any Subsidiary of the Borrower (other than a Subsidiary Guarantor) at such time. For the avoidance of doubt, nothing in this definition shall be construed to permit the Borrower or any of its Subsidiaries to incur or permit Liens other than those permitted by Section 7.01.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Adjustment” means 0.10% (10 basis points).

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11).

“Stanfield” means WOF SW GGP 1, LLC, a Delaware limited liability company.

“Subject Existing Indebtedness” means the Existing 2024 Parent Notes.

“Subject Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent (which shall include for the avoidance of doubt, the Borrower).

“Subsidiary Guarantors” means, collectively, each of the Subsidiaries of Borrower listed on Part (a) of Schedule 5.13 (other than the Agway Subsidiaries and the Inactive Subsidiaries) and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Subsidiary Guaranty” means the Third Amended and Restated Guaranty dated as of the date hereof made by the Intermediate Entity Guarantors, the Subsidiary Guarantors, and the MLP

Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit F, together with each other guaranty and guaranty supplement delivered by a Subsidiary Guarantor pursuant to Section 6.12, as each of the same may be renewed, extended, amended, restated or otherwise modified from time to time.

“Successor Rate” has the meaning specified in Section 3.03(b).

“Supported QFC” has the meaning specified in Section 11.22.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name under the caption “Swing Line Commitment” on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swing Line Commitment after the Closing Date, the amount set forth for such Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c).

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the Revolving Credit Facility Amount. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility Amount.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if such rate is not published prior to 11:00 a.m. on such determination date and the Term SOFR Replacement Date has not occurred, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if such rate is not published prior to 11:00 a.m. on such determination date and the Term SOFR Replacement Date has not occurred, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment;

provided that if Term SOFR determined in accordance with either of the foregoing provisions in clauses (a) or (b) of this definition would otherwise be less than 0%, the Term SOFR shall be deemed 0% for purposes of this Agreement.

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR” (excluding any Loan that bears interest at Term SOFR pursuant to clause (c) of the definition of “Base Rate”).

“Term SOFR Replacement Date” has the meaning set forth in Section 3.03(b).

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“Threshold Amount” means the greater of (x) $50,000,000 and (y) 10.0% of Consolidated Net Tangible Assets at any one time outstanding.

“Total Assets” means with respect to any Person and its Subsidiaries, as of the end of any fiscal quarter of such Person, the aggregate book value of total assets of such Person and its Subsidiaries as shown on the balance sheet of such Person and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Total Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Parent as of such date to (b) Consolidated EBITDA of the Parent for the most recently completed Measurement Period.

“Total Debt” means, with respect to any Person at any time, all Indebtedness of such Person and its Subsidiaries at such time (other than contingent Indebtedness described under clause (b) of the definition of “Indebtedness” and Indebtedness described under clause (c) of the definition of “Indebtedness”) determined on a consolidated basis in accordance with GAAP.

“Total Outstandings” means, at any time, the aggregate Outstanding Amount of all Loans and all L/C Obligations at such time.

“Total Revolving Credit Outstandings” means, at any time, the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations at such time.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements” means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 28, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year ended September 28, 2019 of the Borrower and its Subsidiaries, including the notes thereto.

“Unencumbered Liquid Assets” means, collectively, Cash Equivalents owned by the Borrower and any amounts available to be drawn hereunder by the Borrower as Revolving Credit Loans.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Pension Funding Rules for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3).

“Wholly-Owned” means, when used in connection with a Subsidiary of a Person, that all of the issued and outstanding Equity Interests of such Subsidiary are directly or indirectly owned by such Person, and (i) when used in connection with a “Subsidiary Guarantor,” that all of the issued and outstanding Equity Interests of such Subsidiary Guarantor are directly or indirectly owned by the Borrower, and (ii) when used in connection with a “Guarantor” or “MLP Subsidiary Guarantor,” that all of the issued and outstanding Equity Interests of such Guarantor or MLP Subsidiary Guarantor are directly or indirectly owned by the Parent. For purposes of this definition, any directors’ qualifying shares or investments by foreign nationals, in each case, mandated by applicable Law shall be disregarded in determining the ownership of a Subsidiary.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents or any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, extended, replaced, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided further that, the Borrower may notify the Administrative Agent of any change in GAAP relating to leases that affects the way such financial ratios or requirements are calculated and elect to calculate such ratios or requirements after taking into account such change, but once Borrower has made such election, it may not change the way it calculates such ratios or requirements without the consent of the Required Lenders. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of any Person and its Subsidiaries or to the determination of any amount for any Person and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that such Person is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time(daylight or standard, as applicable)“”

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed for all purposes (other than determining the Letter of Credit Fee payable in connection with such Letter of Credit) to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Article II.
The Commitments and Credit Extensions

2.01 The Revolving Credit Loans.

Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility Amount, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans orTerm SOFR Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Revolving Credit Borrowing, each Incremental Term Facility Borrowing, each conversion of Revolving Credit Loans or any Incremental Term Facility Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (i) telephone, or (ii) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans“”. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, an Incremental Term Facility Borrowing, a conversion of Revolving Credit Loans or Incremental Term Facility Loans from one Type to the other, or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans or Incremental Term Facility Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans or Incremental Term Facility Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Revolving Credit Loans or Incremental Term Facility Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Revolving Credit Borrowing or an Incremental Term Facility Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01, or if such Borrowing is an Incremental Term Facility Borrowing, in the amendment or supplement to this Agreement relating to such Incremental Term Facility), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of any event or condition that with the giving of any notice, the passage of time, or both, would be an Event of Default, the Required Lenders may require that no Loans be requested as, converted to or continued as Term SOFR Loans. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate.’

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to Incremental Term Facility Borrowings, all conversions of Incremental Term Facility Loans from one Type to the other, and all continuations of Incremental Term Facility Loans as the same Type, there shall not be more than 5 Interest Periods in effect in respect of such Incremental Term Facility.

(f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g) In connection with the use or administration of SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Parent, Borrower or the Wholly-Owned Subsidiary Guarantors, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or the Wholly-Owned Subsidiary Guarantors and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility Amount, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, and (z) the Outstanding Amount of the L/C Obligations under Letters of

Credit issued by such L/C Issuer shall not exceed such L/C Issuer’s L/C Issuer Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall issue any Letter of Credit if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(F) any Lender is at such time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after (after giving effect to Section 2.17(a)(iv))) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(iv) No L/C Issuer shall amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, such L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Wholly-Owned Subsidiary Guarantor) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, such L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, the Borrower shall not be required to make a specific request to such

L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that no L/C Issuer shall permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by such L/C Issuer and to repay each L/C Borrowing applicable thereto shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer.

The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Cash Collateral. Upon the request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) (i) if such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit remains outstanding, or any other L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, within one Business Day following written request by the Administrative Agent, Cash Collateralize 100% of the then Outstanding Amount of all L/C

Obligations. Sections 2.05, 2.17 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. In addition, at any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize 100% of the Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, as applicable, a first priority security interest in all such cash, deposit accounts and all balances therein and in all other property so provided as collateral pursuant to this Agreement, and in all proceeds of the foregoing, all as security for the obligations for which Cash Collateral may be applied as set forth herein. If at any time the Administrative Agent determines that Cash Collateral provided pursuant to this Agreement is subject to any right or claim of any Person other than the Administrative Agent as herein provided (other than Liens permitted pursuant to Section 7.01(c)), or that the total amount of such Cash Collateral is less than 100% of the applicable Fronting Exposure and other obligations secured thereby, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by any Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the financial institution that serves as Administrative Agent. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Agreement in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or payment in full of all other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the applicable L/C Issuers that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.03(g) may be otherwise applied in accordance with Section 8.03), and (y) that the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure and other obligations and shall remain subject to the security interest granted pursuant to the Loan Documents; and provided further that to the extent that such Cash Collateral was provided by or on behalf of the Borrower or any other Loan Party and is not released as aforesaid, then such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower or any other Loan Party for, and no L/C Issuer’s rights and remedies against the Borrower or any other Loan Party shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance, subject to Section 2.17, with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it, at the rate per annum specified in the Fee Letter, as applicable, or as may be agreed between the Borrower and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit and on the last Business Day of the month in which such Letter of Credit expires. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letter of Credit Issued for Wholly-Owned Subsidiary Guarantors or Parent. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Wholly-Owned Subsidiary Guarantor or Parent, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Wholly-Owned Subsidiary Guarantors or Parent inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the business of such Wholly-Owned Subsidiary Guarantors and Parent.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender shall, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility Amount at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and (iii) the aggregate amount of all Swing Line Loans outstanding shall not exceed the Swing Line Commitment of such Swing Line Lender and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. The Swing Line Lender shall not be required to fund any Swing Line Loan unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate as set forth in Section 2.08(a)(iii). Immediately upon the making of a Swing

Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone, (ii) by a Swing Line Loan Notice, provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IVis not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility Amount and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.03(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.03(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) Optional.

(i) Subject to the last sentence of this Section 2.05(a)(i), the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans and Incremental Term Facility Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of

$1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05.

(ii) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory.

(i)

(A) At any time in which any Incremental Term Facility Loan remains outstanding, if any Loan Party or any of its Subsidiaries (other than Agway Subsidiaries, Inactive Subsidiaries or Excluded Subsidiaries (other than Stanfield)) Disposes of any property (other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (e) or (h)) which results in the realization by such Person of Net Cash Proceeds, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds immediately upon receipt thereof by such Person (such prepayments to be applied as set forth in clauses (iii) and (v) below); provided, however, that (1) the first $50,000,000 of such Net Cash Proceeds received in any fiscal year (the “Exempt Proceeds”) shall not be subject to the mandatory prepayment requirements set forth in this Section 2.05(b)(i)(A), and (2) with respect to any Net Cash Proceeds received in respect of a Disposition described in this Section 2.05(b)(i)(A) in excess of the Exempt Proceeds, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Default shall have occurred and be continuing, such Loan Party or Subsidiary may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 12 months after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); and provided further, however, that (x) any Net Cash Proceeds not so reinvested within such 12 month period shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i)(A), and (y) if a Default has occurred and is continuing at any time that the Borrower or a Subsidiary Guarantor receives or is holding any Net Cash Proceeds which have not yet been reinvested, such Net Cash Proceeds shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(i)(A).

(B) [Reserved].

(ii) At any time in which any Incremental Term Facility Loan remains outstanding, upon any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries (other than Agway Subsidiaries, Excluded Subsidiaries (other than Stanfield), or Inactive Subsidiaries), and not otherwise included in clause (i) of this Section 2.05(b), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary (such prepayments to be applied as set forth in clauses (iii) and (v) below); provided, however, that (A) the first $50,000,000 of such Extraordinary Receipts received in any fiscal year (the “Exempt Receipts”) shall not be subject to the mandatory prepayment requirements set forth in this Section 2.05(b)(ii), and (B) with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments in excess of the Exempt Receipts, at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Default shall have occurred and be continuing, such Loan Party or such Subsidiary may apply within 12 months after the receipt of such cash proceeds to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received; and provided, further, however, that (A) any cash proceeds not so applied within such 12 month period shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii), and (B) if a Default has occurred and is continuing at any time that a Loan Party or Subsidiary receives or is holding any Net Cash Proceeds which have not yet been applied to replace or repair the equipment, fixed assets or real property in respect of which such cash proceeds were received, such cash proceeds shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05(b)(ii).

(iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied ratably to the Revolving Credit Facility (in the manner set forth in clause (v) of this Section 2.05(b)) and the Incremental Term Facilities unless expressly stated otherwise.

(iv) If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Facility Amount at such time, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

(v) Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or (ii) of this Section 2.05(b), the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the “Reduction Amount”) may be retained by the Borrower for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party) to reimburse the applicable L/C Issuer or the Revolving Credit Lenders, as applicable.

(vi) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b) shall not reduce the Revolving Credit Commitments.

2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility Amount, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility Amount, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Credit Facility Amount if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility Amount, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory.

(i) If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility Amount at such time, the

Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(ii) Unless provided otherwise in the amendment or supplement to this Agreement executed in connection with an Incremental Term Facility, the aggregate Incremental Term Facility Commitments of all Incremental Term Facility Lenders under such Incremental Term Facility shall be automatically and permanently reduced to zero on the Incremental Term Facility Effective Date after the Incremental Term Facility Borrowing is made on such date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Revolving Credit Facility Amount under this Section 2.06. Upon any reduction of the Revolving Credit Facility Amount, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility Amount accrued until the effective date of any termination of the Revolving Credit Facility Amount shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Revolving Credit Loans. On the Maturity Date for the Revolving Credit Facility, the Borrower shall repay to the Revolving Credit Lenders the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. On the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility, the Borrower shall repay each Swing Line Loan.

(c) Incremental Term Facility Loans. The Borrower shall repay to the applicable Incremental Term Facility Lenders the aggregate amount of all Incremental Term Facility Loans made under an Incremental Term Facility at such times as may be set forth in the amendment or supplement to this Agreement executed in connection with such Incremental Term Facility.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b) (i) If any amount of principal of any Loan is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid in full.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders (and written notice to the Borrower thereof) such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws until such amount is paid in full.

(iii) Upon the request of the Required Lenders (and written notice to the Borrower thereof), while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws for so long as such Event of Default continues.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon written demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility Amount exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees.

(i) The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Parent or for any other reason, the Parent or the Lenders determine that (i) the Total Consolidated Leverage Ratio as calculated by the Parent as of any applicable date was inaccurate and (ii) a proper calculation of the Total Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuers, as the case may be, the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand, the Rescindable Amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans and Incremental Term Facility Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.03(g), or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 [Reserved].

2.15 Increase in Revolving Credit Facility.

(a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Borrower may from time to time, request an increase in the Revolving Credit Facility Amount; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Aggregate Commitments after giving effect to (A) all increases of the Revolving Credit Facility Amount under this Section 2.15 and (B) all Incremental Term Facilities established pursuant to Section 2.16 shall not exceed $850,000,000 at any time. To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent, each L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Borrower may (i) request that one or more Lenders increase their Revolving Credit Commitment, (ii) invite all Lenders to increase their respective Revolving Credit Commitment, and/or (iii) invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b) Notification by Administrative Agent; Additional Revolving Credit Lenders. In the event the Borrower invites all Lenders to increase their respective Revolving Credit Commitment, then at the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Revolving Credit Lender is requested to respond. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment. The Administrative Agent shall notify the Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder.

(c) Effective Date and Allocations. If the Revolving Credit Facility Amount is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Revolving Credit Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date.

(d) Conditions to Effectiveness of Increase. As a condition precedent to such increase in the Revolving Credit Commitments, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase in the Revolving Credit Commitment, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such increase in the Revolving Credit Commitment (and, if applicable, any simultaneous Incremental Term Facility Loan made pursuant to Section 2.16) and any Revolving Credit Borrowing made or to be made in connection therewith (it being understood that the full principal amount of such increase in the Revolving Credit Commitment shall be deemed to be a Revolving Credit Borrowing to be made in connection therewith), (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Revolving Credit Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c) and (d), respectively, of Section 6.01, (B) no Default exists, and (C) the Borrower will be in compliance with the financial covenants set forth in Section 7.11 on a Pro Forma Basis. The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any nonratable increase in the Revolving Credit Commitments under this Section.

(e) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16 Incremental Term Facility.

(a) Request for Incremental Term Facility. Provided that there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time, request one or more incremental term loan facilities under this Agreement (each an “Incremental Term Facility”); provided that (i) any such Incremental Term Facility shall be in a minimum amount of $25,000,000, and (ii) the Aggregate Commitments after giving effect to all increases of the Revolving Credit Facility Amount under Section 2.15 and all Incremental Term Facilities established under this Section 2.16 shall not exceed $850,000,000 at any time. To achieve the full amount of a requested Incremental Term Facility, and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may (i) request that one or more Lenders participate in such Incremental Term Facility, (ii) invite all Lenders to participate in such Incremental Term Facility, and/or (iii) invite additional Eligible Assignees to participate in such Incremental Term Facility. For purposes of clarification, the Borrower’s option to request one or more additional Incremental Term Facilities pursuant to this Section 2.16 shall be reinstated and remain available to the Borrower upon the termination or repayment of any established Incremental Term Facilities, provided that after giving effect thereto the Aggregate Commitments do not exceed the maximum amount set forth above at any time.

(b) Notification by Administrative Agent; Incremental Term Facility Lenders. In the event the Borrower invites all Lenders to participate in a requested Incremental Term Facility, then at the time of giving such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond as to whether it elects to participate in the requested Incremental Term Facility. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in the requested Incremental Term Facility and, if so, the amount of such participation. Any Lender not responding within such time period shall be deemed to have declined to participate in such Incremental Term Facility. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.

(c) Effective Date and Allocations. If an Incremental Term Facility is provided in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Incremental Term Facility Effective Date”) and the final allocation of such Incremental Term Facility. The Administrative Agent shall promptly notify the Borrower and the lenders participating in such Incremental Term Facility (the

“Incremental Term Facility Lenders”) of the final allocation of such Incremental Term Facility and the Incremental Term Facility Effective Date.

(d) Conditions to Effectiveness of Incremental Term Facilities. As a condition precedent to any Incremental Term Facility, the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Term Facility Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Incremental Term Facility, and (ii) in the case of the Borrower, certifying that, before and after giving effect to such Incremental Term Facility (and, if applicable, any simultaneous increase in the Revolving Credit Commitment made pursuant to Section 2.15 and any Revolving Credit Borrowing made or to be made in connection therewith (it being understood that the full principal amount of such increase in the Revolving Credit Commitment shall be deemed to be a Revolving Credit Borrowing to be made in connection therewith)), (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Incremental Term Facility Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b), (c) and (d), respectively, of Section 6.01, (B) no Default exists, and (C) the Borrower will be in compliance with the financial covenants set forth in Section 7.11 on a Pro Forma Basis.

(e) Terms of Incremental Term Facilities. Each Incremental Term Facility shall have such terms and conditions as are not inconsistent herewith and as are set forth in an amendment or supplement to this Agreement entered into among the Borrower, the Guarantors, the Incremental Term Facility Lenders that have agreed to participate in such Incremental Term Facility and the Administrative Agent (but not any of the other Lenders); provided, however, that (A) each Incremental Term Facility shall rank pari passu in right of payment and of security with the other Facilities, (B) Loans made under an Incremental Term Facility shall not mature earlier than the Maturity Date with respect to the Revolving Credit Facility, (C) each Incremental Term Facility shall be treated substantially the same as (and in any event, no more favorably than) the Revolving Credit Facility (in each case, including with respect to mandatory and voluntary prepayments) and (D) each Incremental Term Facility will accrue interest at rates determined by the Borrower, the applicable Incremental Term Facility Lenders and the Administrative Agent, which rates may be higher or lower than the rates applicable to the Revolving Credit Loans.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Lenders and Required Incremental Term Facility Lenders and in Section 10.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from such Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.03(g); fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.03(g); sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.03(g).

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer or Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Applicable Revolving Credit Percentage of any Non-Defaulting Lender in the Total Revolving Credit Outstandings to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.03(g).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Revolving Credit Commitments (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III.
Taxes, Yield Protection and Illegality

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower or the Parent hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent or other applicable withholding agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent, the Borrower or the Parent, then the Administrative Agent, the Borrower or the Parent shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower, the Parent or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below,(B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or the Parent, as the case may be, shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii) If the Borrower, the Parent or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower, the Parent or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower, the Parent or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower or the Parent shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower and the Parent. Without duplication of, or limiting the provisions of subsection (a) above, the Borrower and the Parent shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Tax Indemnifications.

(i) The Borrower and the Parent shall, and do hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower and the Parent by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(ii) Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or L/C Issuer (but only to the extent that the Borrower or the Parent has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower or the Parent to do so), (y) the Administrative Agent, the Borrower and the Parent, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent, the Borrower and the Parent, as applicable, against any Excluded Taxes attributable to such Lender or L/C Issuer, in each case, that are payable or paid by the Administrative Agent, the Borrower or the Parent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or the Parent, as the case may be, to a Governmental Authority as provided in this Section 3.01, the Borrower and the Parent shall each deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, to the Parent and to the Administrative Agent, at the time or times reasonably requested by the Borrower, the Parent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Parent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Parent or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Parent or the Administrative Agent as will enable the Borrower, the Parent or the Administrative

Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower or the Parent is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower, the Parent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Parent or the Administrative Agent and in any event as required by applicable law), executed copies of IRS Form W-9 (or any successor form thereto) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so deliver to the Borrower, the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Parent or the Administrative Agent and in any event as may be required by applicable law), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable)establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty,

(2) executed copies of IRS Form W-8ECI,

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower or the Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or

(4) to the extent a Foreign Lender is not the beneficial owner of any payments received by it pursuant to this Agreement, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Parent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Parent or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Parent, or the Administrative Agent to determine the withholding or deduction required to be made (including, without limiting the foregoing, any successor form to any of the forms described in subsection (B)); and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the date hereof, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Parent and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or the Parent, as the case may be or with respect to which the Borrower or the Parent, as the case may be has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower or the Parent, as the case may be an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or the Parent, as the case may be under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower or the Parent, as the case may be, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower or the Parent, as the case may be (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower or the Parent, as the case may be, pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower, the Parent or any other Person.

(g) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or a L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based SOFR or Term SOFR, then, -upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (-b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03 Inability to Determine Rates

(a) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon the instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined , that:

(i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or

any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFRplus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities fsyndicated and agented in the United States for such benchmark. For the “”avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(iii) The Administrative Agent will promptly (in one or (more notices) notify the Borrower and each Lender of the implementation of any Successor Rate .

(iv) Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

(v) Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0%, the Successor Rate will be deemed to be 0% for the purposes of this Agreement and the other Loan Documents.

(vi) In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders with respect to such Loans.

3.04 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The

Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13;

including any loss or expense (but excluding any loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such

L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent and the Facility Termination Date.

Article IV.
Conditions Precedent to Credit Extensions

4.01 Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (unless compliance is waived in accordance with Section 11.01):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies, faxes or scanned pdf files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) the Security Agreement (General Partner), the Security Agreement (Parent and Subsidiaries), the General Partner Guaranty, the Subsidiary Guaranty, and all other Collateral Documents required by the Administrative Agent (including any amendments as may be necessary to reflect the increased amount of the Aggregate Commitment), modifications, restatements, confirmations, or reaffirmations of any “Collateral Documents” executed and delivered in connection with the Existing Credit Agreement, as the Administrative Agent may reasonably require, executed by the Loan Parties party thereto in appropriate form for recording, where necessary, together with evidence that such reasonable actions as are necessary, or in the opinion of the Administrative Agent or the Required Lenders desirable, to perfect the Administrative Agent’s Liens in the Collateral have been taken or arrangements therefor reasonably satisfactory to the Administrative Agent have been made;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(vi) a favorable opinion of Proskauer Rose LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender;

(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) that as of the Closing Date no Default (as defined in the Existing Credit Agreement) exists under the Existing Credit Agreement;

(ix) a certificate of the Borrower confirming that (A) all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, (B) there are no past due premiums in respect of any such insurance, (C) the Administrative Agent, on behalf of the Secured Parties, is named as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitute Collateral, and (D) all (1) standard flood hazard determination forms and, (2) if any property is located in a special flood hazard area, (x) notices to (and confirmations of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program and (y) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by Flood Insurance Laws or as otherwise reasonably required by the Administrative Agent have been delivered;

(x) upon the reasonable request of any Lender, documentation and other information of the Borrower so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, and a Beneficial Ownership Certification of any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(xi) such other assurances, certificates or documents as the Administrative Agent, any L/C Issuer, the Swing Line Lender or any Lender reasonably may require.

(b) (i) All fees required to be paid to the Administrative Agent and the Arranger on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel (including local counsel) to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or such counsel).

(d) The conditions precedent set forth in Section 4.02 shall have been satisfied.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a), (b), (c) and (d), respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, an L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article V.
Representations and Warranties

Each of the Parent and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (other than the Inactive Subsidiaries and the Agway Subsidiaries), (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) materially conflict with or result in any material breach or contravention of, or the creation of any Lien under, or require any material payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. No (a) approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, or (b) material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any other Person, is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, in each case, except such as have been obtained or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements and the Unaudited Financial Statements (such Unaudited Financial Statements to be subject to the absence of footnotes and to normal year-end adjustments) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent (or Borrower, as applicable) and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Parent (or Borrower, as applicable) and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The following representation and warranty shall be applicable to financial statements required by Sections 6.01(c) and 6.01(d) for the fiscal quarter ending on December 28, 2019 and for all fiscal quarters thereafter: The unaudited consolidated balance sheets of the Borrower (or Parent, as applicable) and its Subsidiaries dated as of the applicable quarter-end date and the related consolidated statements of income or operations, partners’ capital and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied in all material respects throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower (or Parent, as applicable) and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments.

(c) Since the date of each of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) The consolidated forecasted balance sheet, statements of operations and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent’s best estimate of its future financial condition and performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of a Responsible Officer of the General Partner, the Parent or the Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, (b) after giving effect to any insurance coverage, could reasonably be expected, individually or in the aggregate, to result in a final judgment or order for the payment of money in excess of the Threshold Amount, or (c) which could reasonably be expected, individually or in the aggregate, to result in a non-monetary judgment that could reasonably be expected to result in a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance.

(a) The Loan Parties and their respective Subsidiaries, and the operations conducted by each of them, are in compliance with Environmental Laws except to the extent that noncompliance would not reasonably be expected to have a Material Adverse Effect. The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law or for any Release of Hazardous Materials on their respective businesses, operations and properties, and as a result thereof, neither the Parent nor the Borrower has reasonably concluded that such Environmental Laws and claims would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) There has been no Release or threatened Release of Hazardous Materials on, at, under, to or from any property currently or, to the best of the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries during the term of such party’s ownership or operation, except for such Releases or threatened Releases which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and as of the Closing Date would not reasonably be expected to have a material adverse effect on the value of the real property Collateral taken as a whole.

(c) All Hazardous Materials generated, used, treated, handled or stored at, or transported by any Loan Party or any of its Subsidiaries have been disposed of at off-site locations, or in the case of friable asbestos was removed and disposed of at an off-site location or encapsulated, in each case in a manner not reasonably expected to result in a Material Adverse Effect, and as of the Closing Date would not reasonably be expected to result in a material adverse effect on the value of the real property Collateral taken as a whole.

(d) There are no pending or, to the knowledge of the Borrower, threatened claims of Environmental Liability against any Loan Party or any of its Subsidiaries or relating to any property currently or, to the best of the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, and to the knowledge of the Borrower there exists no reasonable basis for the assertion of such Environmental Liability; and there are no pending or, to the knowledge of the Borrower, threatened investigations by any Governmental Authority concerning the presence or Release of Hazardous Materials relating to any property currently or, to the knowledge of the Loan Parties, formerly owned or operated by any Loan Party or any of its Subsidiaries, except for such claims, assertions, investigations of Environmental Liability that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and as of the Closing Date would not individually or in the aggregate reasonably be expected to have a material adverse effect on the value of the real property Collateral taken as a whole.

(e) No action has been taken pursuant to the provisions of Sections 25220 through 25227 of the California Health and Safety Code to designate the Elk Grove Facility or any other real property owned or operated by the Loan Parties or any of their respective Subsidiaries in the State of California as a hazardous waste property or border zone property or otherwise to materially and adversely restrict the land use of the Elk Grove Facility or any other real property material to the operation of the Business owned by the Loan Parties or any of their respective Subsidiaries in the State of California (including through a moratorium on new land uses), nor do the Loan Parties or any of their respective Subsidiaries have actual knowledge of any condition which would reasonably be expected to give rise to such designation or other material or adverse restriction.

5.10 Insurance. The properties of the Loan Parties and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of a Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Subsidiary operates. As to all improved real property constituting collateral security for the Obligations, (i) the Administrative Agent has received (x) such flood hazard determination forms, notices and confirmations thereof, and effective flood hazard insurance policies as are described in Section 4.01 with respect to real property collateral on the Closing Date, (ii) all flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full, and (iii) except as the Borrower or Parent has previously given written notice thereof to the Administrative Agent, there has been no redesignation of any property into or out of special flood hazard area.

5.11 Taxes. Each Loan Party and each of their respective Subsidiaries have filed all Federal, state income and other material tax returns required to be filed by it, and have paid all Federal, state and other material Taxes to the same extent as that required by Section 6.04. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement with any Person other than the Borrower or any other Subsidiary of the Parent.

5.12 ERISA Compliance.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) as of the Closing Date, each Plan that is intended to qualify under Section 401(a) of the Code is entitled to rely upon an opinion or notification letter issued to the sponsor of an IRS-approved master and prototype or volume submitter plan document or has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Parent and the Borrower, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification, and (iii) the Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to the Pension Funding Rules, and no application for a funding waiver or an extension of any amortization period pursuant to the Pension Funding Rules has been made with respect to any Pension Plan.

(b) There are no pending or, to the best knowledge of the Parent and the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, in each case, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the General Partner, the Parent, the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the General Partner, the Parent, the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the General Partner, the Parent, the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests; Loan Parties.

(a) As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

(b) The sole general partner of the Parent is the General Partner and the sole general partner of the Borrower is the General Partner.

(c) The General Partner’s general partnership interests in the Parent and in the Borrower, respectively, do not give the holder of such interests any economic right in either the Parent or the Borrower. The only limited partners of the Borrower are (i) the Parent, which owns a 99.9% limited partner interest in the Borrower, and (ii) Suburban LP Holding, LLC, a Delaware limited liability company (“Suburban Holding”), which owns a 0.1% limited partner interest in the Borrower. The only Persons owning partnership interests in the Borrower are the General Partner, the Parent and Suburban Holding.

5.14 Margin Regulations; Investment Company Act.

(a) No Loan Party is engaged and no Loan Party will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Neither the Parent, the Borrower nor any of their respective Subsidiaries own margin stock.

(b) No Loan Party, no Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Parent and the Borrower have each disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each of the Parent and the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Parent and the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the General Partner, the Parent, and the Borrower, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.18 Solvency. The Parent and the Borrower are each, individually and together with its Subsidiaries on a consolidated basis, Solvent.

5.19 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.20 Labor Matters. No Loan Party nor any Subsidiary thereof has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.21 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.22 OFAC, etc. Neither the Loan Parties, nor any of their respective Subsidiaries, nor, to the actual knowledge of the Loan Parties and their respective Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s list of Specially Designated nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority where the Loan Parties conduct business or (iii) located, organized or resident in a Designated Jurisdiction.

5.23 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, and other similar anti-corruption legislation in other jurisdictions where the Loan Parties conduct business and have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable laws.

5.24 Affected Financial Institution. No Loan Party nor any Subsidiary thereof is an Affected Financial Institution.

5.25 Covered Entities. No Loan Party is a Covered Entity.

5.26 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

5.27 Regulation H. No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by the Administrative Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as loss payee on behalf of the Lenders. All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

Article VI.
Affirmative Covenants

Each of the Parent and the Borrower hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, each such Person shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03, and 6.11) cause each Subsidiary to (unless compliance is waived in accordance with Section 11.01):

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Parent, a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with the standards of the Public Company

Accounting Oversight Board and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of operations, changes in partners’ capital, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting the financial condition, results of operations, partners’ capital and cash flows of Borrower and its Subsidiaries in accordance with GAAP;

(c) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (commencing with the fiscal quarter ended March 28, 2020), a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures as at the end of the previous fiscal year, and the related consolidated statements of operations for such fiscal quarter, and statements of operations, changes in partners’ capital and cash flows for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, if applicable, and the corresponding portion of the previous fiscal year, if applicable, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, partners’ capital and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(d) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ended March 28, 2020), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, setting forth in comparative form the figures as at the end of the previous fiscal year, and the related consolidated statements of operations for such fiscal quarter, and statements of operations, changes in partners’ capital and cash flows for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, if applicable, and the corresponding portion of the previous fiscal year, if applicable, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, partners’ capital and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and

(e) as soon as available, but in any event at least 60 days after the end of each fiscal year of the Parent, an annual budget of the Parent and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Parent of consolidated balance sheets and statements of operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the immediately following fiscal year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b), (c) and (d) (commencing with the delivery of the financial statements for the fiscal quarter ended March 28, 2020), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent (which delivery may, unless the Administrative Agent or a Lender (by a request made through the Administrative Agent) requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly after any request by the Administrative Agent or any Lender (by a request made through the Administrative Agent), copies of any detailed audit reports, management letters or recommendations submitted to any Loan Party, the Board of Supervisors of the Parent or the Borrower, or the board of directors (or the audit committee of the board of directors) of any other Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the holders of Common Units of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party or any Subsidiary files with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) concurrently with the delivery of the Compliance Certificate delivered in connection with the annual financial statement pursuant to Section 6.01(a), a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(f) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction)

concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(g) promptly after the assertion or occurrence thereof, notice of (i) any action, proceeding or threatened action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with or relating to any Environmental Law, Environmental Permit or Hazardous Materials that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the real property Collateral taken as a whole and (ii) any material development in any such action or proceeding or with respect to any such noncompliance.

(h) Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act.

(i) To the extent any of the Parent or the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Person that would result in a change to the list of beneficial owners identified in such certification.

(j) promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (acting through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Sections 6.01(a) or (c) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent posts such documents, or provides a link thereto on the Parent’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Parent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Parent shall notify the Administrative Agent (by fax or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery.

Each of the Parent and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Parent or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, DebtDomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent, the Borrower or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Parent and the Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each of the Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Parent, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Parent referred to in Section 2.10(b); and

(d) of the (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), and (ii) receipt of any Extraordinary Receipt, or any sale or issuance of Equity Interests, for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii).

Each notice pursuant to Section 6.03 (other than Section 6.03(d)) shall be accompanied by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent or such Subsidiary, as applicable, has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Taxes upon it or its properties or assets, unless the same are either (i) being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable

Loan Party or Subsidiary or (ii) the non-payment of which would not give rise to a Lien on any property or assets of any Loan Party or any Subsidiary thereof (except as permitted under Section 7.01(c)) and would not reasonably be expected to have a Material Adverse Effect; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, casualty and condemnation, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of a Loan Party or a Subsidiary, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance. Without limiting the foregoing, the Borrower shall and shall cause each appropriate Loan Party to (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes collateral security for the Obligations, on such terms and in such amounts as required by the Flood Insurance Laws or as otherwise reasonably required by the Administrative Agent, (ii) furnish to the Administrative Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Administrative Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

6.08 Compliance with Laws. Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

6.10 Inspection. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of the properties of the Loan Parties, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower, no more than one time for the Administrative Agent and the Lenders collectively per fiscal year of the Borrower, at any reasonable time during normal business hours upon reasonable advance notice to the applicable Loan Party; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing with respect to the Loan Parties and their Subsidiaries as often as may be reasonably desired at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, Capital Expenditures, Permitted Acquisitions, to make payments in respect of the Parent Notes as permitted by Section 7.14, and for other general corporate purposes, in each case, not in contravention of any Law or of any Loan Document.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) Notify the Administrative Agent at the time that any Person becomes a Subsidiary (including, without limitation, upon the formation of any Subsidiary that is a Division Successor) or is a Subsidiary that ceases to be an Excluded Subsidiary after the date of this Agreement, and

(i) within 30 days after such Person becomes a Subsidiary (other than with respect to an Excluded Subsidiary) or is a Subsidiary that ceases to be an Excluded Subsidiary, cause such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose; provided, however, that (A) a Controlled Foreign Corporation shall not be required to become a Guarantor for so long as the Code would impose adverse Tax consequences for such Guarantee, and (B) a Person that becomes a Subsidiary after the Closing Date shall not be required to be a Guarantor for so long as such Subsidiary is an Excluded Subsidiary,

(ii) within 30 days after such Person becomes a Subsidiary (other than with respect to an Excluded Subsidiary) or is a Subsidiary that ceases to be an Excluded Subsidiary, execute and deliver to the Administrative Agent a Security Agreement, deeds of trust or mortgages covering any real property on which a Lien is required pursuant to this Section 6.12, and such financing statements and other documents and instruments related thereto as the Administrative Agent may require in order to perfect such Liens, and

(iii) within 30 days after such Person becomes a Subsidiary or is a Subsidiary that ceases to be an Excluded Subsidiary, deliver to the Administrative Agent such documents of the types referred to in Sections 4.01(a)(iv) and (a)(v) and such opinions (including opinions as to the legality, validity, binding effect and enforceability of such documentation) of the general counsel of the Borrower (and to the extent applicable, local counsel if such Subsidiary is a Foreign Subsidiary or if real property Collateral is involved) as the Administrative Agent requires, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b) Cause (i) all present and future Equity Interests in the Borrower and each of the present and future Subsidiaries of the Parent and the Borrower (other than Equity Interests in the Inactive Subsidiaries for so long as the Inactive Subsidiaries remain in the process of dissolution), and (ii) all material real property and personal property and assets of the Parent, the Borrower, and each of the other Loan Parties to be subject at all times to perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of Collateral Documents as the Administrative Agent shall reasonably request; provided, however, (A) Liens shall not be required on Equity Interests of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of Equity Interests of such Controlled Foreign Corporation entitled to vote for so long as the Code would impose adverse Tax consequences to a pledge in excess of such amount; (B) Suburban Renewable Energy, LLC shall not be required to pledge its Equity Interests in Stanfield to the Administrative Agent until the earlier of (i) the irrevocable and indefeasible payment in full in cash of all of the Green Bonds and the obligations under the Green Loan Agreement (in each case, including the entire outstanding principal amount thereof and interest, fees, premiums, and other applicable amounts due with respect thereto), and the termination of the lending commitments under the Green Loan Agreement or (ii) the date on which Suburban Renewable Energy, LLC’s compliance with the requirements of Section 6.12 would not be prohibited by the terms of the Green Indenture and the Green Loan Agreement; (C) with respect to real property, mortgages, surveys and title policies will be required only on the New Jersey Headquarters, the Elk Grove Facility and the Oregon Tank Farm and any other real property having a book value in excess of $5,000,000; (D) with respect to owned fleet assets (trucks, rail cars and similar collateral for which perfection of Liens would require taking possession of, or noting liens on, certificates of title), Liens on such assets need not be perfected for so long as the aggregate book value of such assets is less than $70,000,000, and if the aggregate book value of such assets equals or exceeds such amount, such Liens shall be perfected; (E) with respect to deposit accounts, commodity accounts and securities accounts with less than an aggregate amount of $5,000,000 with respect to each such category of accounts, control agreements shall not be required for such accounts; (F) Liens on commercial tort claims having a value, or involving asserted claims, of $2,000,000 or less per commercial tort claim (or up to a maximum of $6,000,000 in the aggregate for all such commercial tort claims) need not be perfected; (G) Liens on letter-of-credit rights with respect to letters of credit having a face amount of $2,000,000 or less per letter of credit (or up to a maximum of $6,000,000 in the aggregate for all such letters of credit) need not be perfected; and (H) Liens shall not be required on accounts receivable of an ESCO participating in a Consolidating Billing Program to the extent that such accounts receivable are subject to sale by such ESCO to the utility provider participating with such ESCO in such Consolidated Billing Program.

(c) In furtherance of the foregoing provisions of this Section 6.12, in connection with (i) property of a Loan Party owned on the Closing Date for which a Lien on such property is not required by Section 6.12(b) prior to the Closing Date (other than accounts receivable of an ESCO referred to in the last proviso to Section 6.12(b)), and (ii) property that becomes property owned by a Loan Party after the Closing Date for which a Lien on such property is required by Section 6.12(b), the Parent and the Borrower shall deliver and shall cause each applicable Loan Party to deliver (A) such documentation as the Administrative Agent may reasonably deem necessary or desirable (regardless of whether or not similar documentation was deemed by the Administrative Agent to have been reasonably necessary or desirable in prior dealings with the Loan Parties or in prior transactions) in order to create and perfect and obtain the full benefits of such Lien, including mortgages, deeds of trust, security agreements, UCC-1 financing statements, surveys, real estate title insurance policies, landlord’s waivers, certified resolutions and other organizational and authorizing documents of the grantor of liens, favorable opinions of outside counsel to the Borrower or of the general counsel of the Borrower (and to the extent applicable, local counsel if such Subsidiary is a Foreign Subsidiary or if real property Collateral is involved) (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 4.01, all in form, content and scope reasonably satisfactory to the Administrative Agent; provided that all flood diligence and documentation as required by Flood Insurance Laws will be delivered at least twenty (20) Business Days prior to the execution of any Mortgage, and (B) such other documentation as the Administrative Agent or the Required Lenders may reasonably deem necessary or desirable (regardless of whether or not similar documentation was deemed by the Administrative Agent to have been reasonably necessary or desirable in prior dealings with the Loan Parties or in prior transactions) in order to create and perfect and obtain the full benefits of such Lien, including an Environmental Assessment pursuant to Section 6.14(a)(iv) and appraisals.

(d) Use its commercially reasonable efforts (without the obligation to pay money) to deliver landlord waivers, access agreements and other third party consents and agreements requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, with respect to Collateral located at any facility, pipeline or location where inventory of a Loan Party is located, if the volume of product located there is 500,000 gallons or more (or if inventory is of a type not measured by gallons in an equivalent amount) other than any facility, pipeline or location for which the Borrower made efforts and was unable to obtain a third party agreement in connection with the Original Credit Agreement (including, without limitation, the underground storage facility leased by the Borrower in Tirzah, South Carolina).

(e) In the case of assets or properties, this Agreement and the other Loan Documents shall not require the creation or perfection of Liens in particular properties or assets if and for so long as, in the reasonable judgment of the Administrative Agent, the cost of creating or perfecting such Liens in such property shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

(f) The Administrative Agent may grant extensions of time for the creation and perfection of Liens in particular assets or property where it determines, in consultation with the Borrower, that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents.

6.13 Compliance with Environmental Laws.

(a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits except in such instances where (i) such failure to comply is being contested in good faith by appropriate proceedings diligently conducted or (ii) such failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) Obtain and renew all Environmental Permits necessary for its operations and properties, except to the extent that such failure to obtain or renew could not reasonably be expected to have a Material Adverse Effect.

(c) With respect to a Release or threatened Release of Hazardous Materials on, at, to or from real property owned or operated by a Loan Party or any Subsidiary thereof (other than a Release or threatened Release which could not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the real property Collateral taken as a whole), conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action, in each case in all material respects, as required by Environmental Law and if such real property constitutes Collateral, take such other action, consistent with the commercial use of such Property, as is necessary to have the use and benefit of such property as contemplated by the Loan Documents provided, however, that neither any Loan Party nor any of their respective Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Preparation of Environmental Assessments.

(a) If (i) a Default caused by reason of a breach of Sections 5.09 or 6.13 has occurred and is continuing, (ii) the Required Lenders reasonably believe that the presence of Hazardous Materials on or about any real property constituting Collateral could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the real property Collateral taken as a whole, (iii) a claim of Environmental Liability is made or threatened in writing with respect to any real property Collateral that could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the value of the real property Collateral taken as a whole, or (iv) if any Loan Party or any of its Subsidiaries acquires property after the Closing Date on which a Lien is required to be granted to secure the Obligations, then in the case of clause (iv), provide to the Administrative Agent and the Lenders not less than twenty (20) days prior to the acquisition thereof (or such lesser number of days as shall be acceptable to the

Administrative Agent), and in the case of clauses (i), (ii) and (iii), then at the written request of the Required Lenders, provide to the Lenders within 60 days after such request, in each instance at the expense of the Borrower, (1) a current Environmental Assessment for each of the properties described in such request (which shall be limited to the properties being acquired or which are the subject of such Default, concern or claim), and (2) in the case of clauses (i), (ii) and (iii), an explanation of the Borrower’s (or other Loan Party’s) plans to remedy such Default or other material adverse effect. Each of the Parent and the Borrower shall, and shall cause each Subsidiary (other than an Inactive Subsidiary or an Agway Subsidiary) to, cooperate with each consulting firm making any such Environmental Assessment and supply to any such consulting firm, from time to time and promptly on request, all non-privileged information in their custody or control to facilitate the completion of the applicable Environmental Assessment. In the case of clauses (i), (ii) and (iii) above, if the Borrower fails to deliver to the Administrative Agent a copy of any requested Environmental Assessment within sixty (60) days, of the Required Lenders’ written request, the Administrative Agent may, with respect to either such failure, cause such requested Environmental Assessment to be made at the Borrower’s expense and risk, and in connection therewith, the Parent and the Borrower each hereby grants, and agrees to cause any Subsidiary (other than an Inactive Subsidiary or an Agway Subsidiary) that owns any applicable real property to grant, to the Administrative Agent and its designees, subject to the rights of tenants, (A) access to the applicable real properties at any reasonable time or times, upon reasonable written notice, and (B) a non-exclusive license which is coupled with an interest and is irrevocable for so long as any Lender shall have any Commitment under the Credit Agreement, any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, to make or cause to be made any such requested Environmental Assessments. Without limiting the generality of the foregoing, with respect to the real property Collateral located in the State of California, each of the Parent and the Borrower agree that the Administrative Agent and its designees shall have the same right, power and authority to enter and inspect such real property as is granted to the secured lender under Section 2929.5 of the California Civil Code, and that Administrative Agent shall have the right to appoint a receiver to enter and inspect such real property to the extent such authority is provided under applicable law, including the authority given to the secured lender under Section 564(c) of the California Code of Civil Procedure; provided, Administrative Agent and its designees shall not exercise such rights unless clause (i), (ii) or (iii) is triggered.

(b) Each of the Parent and the Borrower acknowledges and agrees for itself and on behalf of its respective Subsidiaries that (i) the Administrative Agent and the Lenders shall be under no duty to make any Environmental Assessment, and in no event shall any such Environmental Assessment give rise to a representation that any Hazardous Material is or is not present, or that there has been or shall be compliance with any Environmental Law, nor shall any of the Loan Parties, their respective Subsidiaries or any other person be entitled to rely on any Environmental Assessment made by the Administrative Agent, any Lender or any other Person at the request of the Required Lenders; provided, however, that the Loan Parties shall be entitled to request a reliance letter from any third party performing an Environmental Assessment if the Loan Parties are responsible for the cost thereof, and the Lenders shall not object to such request (and, if requested by the Borrower, the

Administrative Agent will advise such third party that it is authorized to issue such reliance letter at the Loan Parties’ expense); (ii) neither the Administrative Agent nor any Lender owes any duty to inform the Loan Parties, their respective Subsidiaries or any other person of any Hazardous Material or other adverse condition; (iii) neither the Administrative Agent nor any Lender owes any duty of care to protect the Loan Parties, their respective Subsidiaries or any other person against any Hazardous Materials or other adverse condition; provided however, that this Section 6.14 shall not relieve the Administrative Agent or any of its designees for damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from its gross negligence or willful misconduct in conducting an Environmental Assessment; (iv) Administrative Agent may, subject to the provisions of Section 11.07 hereof, disclose to interested parties any information Administrative Agent now or hereafter has about the environmental condition or compliance of the real properties of the Parent and the Borrower or their respective Subsidiaries, but shall be under no duty to disclose any such information; (v) the Administrative Agent and the Lenders cannot control or otherwise assure the truthfulness or accuracy of any Environmental Assessments; (vi) the release of Environmental Assessments, or any information contained therein or gathered in connection therewith, to prospective bidders at any foreclosure sale of any real property Collateral associated with any Environmental Assessment may have a material and adverse effect upon the amount that a party may bid at such foreclosure sale; (vii) neither the Administrative Agent nor any of the Lenders shall have any liability whatsoever as a result of delivering any Environmental Assessments, or any information contained therein or gathered in connection therewith, to any prospective bidder at a foreclosure sale; and (viii) the Administrative Agent and each of the Lenders and each Related Party of each of the foregoing Persons are released and forever discharged from any and all claims, damages, causes of action, or other liabilities of any type or nature whatsoever arising out of, connected with or incidental to any Environmental Assessments or the delivery or disclosure thereof; provided, this clause (viii) shall not relieve the Administrative Agent, any Lender or any of their respective Related Parties from claims, damages, causes of action or other liabilities that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from such Person’s gross negligence or willful misconduct in conducting such Environmental Assessments.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party (and, without limiting the foregoing, to comply with or evidence compliance with applicable regulations or other requirements of any Governmental Authority with respect to flood insurance applicable to any improved real property constituting collateral security for the Obligations), and cause each of its Subsidiaries to do so.

6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real and personal property to which any Loan Party or any of their respective Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated (except at the end of the contractual term of such leases) or any rights to renew such leases to be forfeited or cancelled unless such Loan Party determines in its reasonable business judgment that it does not require such lease to be renewed, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.17 Material Contracts. Perform and observe all the terms and provisions of each contract that is material to its business to be performed or observed by it, maintain each such contract in full force and effect, enforce each such contract in accordance with its terms, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.18 Corporate Identity. Do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Parent and the Borrower will at all times be respected and that neither the Borrower nor any of its Subsidiaries will be liable for any obligations, contractual or otherwise, of the General Partner, the Parent or any other entity in which the General Partner or the Parent owns any Equity Interest. Without limiting the foregoing, the Parent and the Borrower will (a) observe all requirements, procedures and formalities necessary or advisable in order that the Borrower will for all purposes be considered a validly existing partnership separate and distinct from the Parent and their other Subsidiaries, (b) not permit any commingling of the assets of the Parent or any of its other Subsidiaries with assets of the Borrower or any of its other Subsidiaries which would prevent the assets of the Parent or any of its other Subsidiaries from being readily distinguished from the assets of the Borrower and its Subsidiaries and (c) take reasonable and customary actions to ensure that creditors of the General Partner, the Parent and their other Subsidiaries are aware that each such Person is an entity separate and distinct from the Borrower and its Subsidiaries. As used in this Section 6.18, “other Subsidiaries” shall mean all Subsidiaries of the General Partner and the Parent other than the Borrower and its Subsidiaries.

6.19 Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, and other similar anti-corruption legislation in other jurisdictions where the Loan Parties conduct business and have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable laws.

Article VII.
Negative Covenants

Each of the Parent and the Borrower hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, neither the Parent nor the Borrower shall, nor shall the Parent or the Borrower permit any Subsidiary to, directly or indirectly (unless compliance is waived in accordance with Section 11.01):

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Loan Party or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens securing Indebtedness existing on the date hereof and listed on Schedule 7.02 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(e), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(e);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or Liens for taxes that are not either individually or in aggregate material;

(d) carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person or which are bonded;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, servitudes, covenants, licenses, encroachments, minor defects or other irregularities in title, liens securing obligations under reciprocal easements or similar agreements and other similar encumbrances affecting real property which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) (i) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement (ii) any Lien or restriction to which the interest or title of such lessor or sublessor may be subject, or (iii) any subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease;

(i) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering in any material respect with the ordinary conduct of the business of the Loan Parties or any of their Subsidiaries;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) (i) Liens on the property or assets of any Subsidiary in favor of the Borrower or any Wholly-Owned Subsidiary Guarantor, and (ii) Liens on the property or assets of any MLP Subsidiary Guarantor in favor of any Wholly-Owned MLP Subsidiary Guarantor;

(l) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(m) Liens securing Indebtedness permitted under Section 7.02(j); provided (i) any such Lien shall be confined solely to the item or items of such property (or improvement therein) so acquired or constructed and, if required by the terms of the instrument creating such Lien, other property (or improvements thereon) which is an improvement to such acquired or constructed property, (ii) any such Lien shall be created contemporaneously with, or within sixty (60) Business Days after, the acquisition or construction of such property, and (iii) such Lien does not exceed an amount equal to 85% (100% in the case of Financing Leases) of the fair market value of such assets (as determined in good faith by the Board of Supervisors of the Borrower) at the time of acquisition thereof;

(n) Liens granted to a utility provider by an ESCO on accounts receivable sold to such utility provider in connection with a Consolidated Billing Program;

(o) precautionary UCC-1 financing statement filings by lessors in respect of operating leases, provided that the obligations under such leases do not constitute Indebtedness;

(p) Liens on tangible property or tangible assets (i) of any Subsidiary which Liens are in existence at the time that such Subsidiary is acquired, and (ii) existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Parent or any Subsidiary; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens (1) are not incurred in connection with, or in anticipation of, such purchase or acquisition, (2) are applicable only to specific tangible property or tangible assets, and (3) do not attach to any other property or assets of the Parent or any Subsidiary, and (B)(1) the Indebtedness secured by such Liens is permitted under Section 7.02(i) or Section 7.02(j) and (2) the aggregate outstanding principal amount of such Indebtedness does not exceed the greater of (x) $50,000,000 and (y) 10% of Consolidated Net Tangible Assets at any one time outstanding;

(q) Liens on Equity Interests of any joint venture owned by the Parent or any Subsidiary to the extent securing Indebtedness of such joint venture that is non-recourse to the Parent or any Subsidiary;

(r) (i) Liens on cash to secure obligations incurred in the ordinary course of business (other than Indebtedness) and (ii) Liens on cash to secure obligations arising under Swap Contracts with a counterparty other than a Hedge Bank; provided that the aggregate amount of cash collateral permitted by the foregoing clauses (i) and (ii) shall not at any time exceed $30,000,000;

(s) Liens securing Indebtedness permitted under Section 7.02(j);

(t) Liens securing Indebtedness permitted under Section 7.02(l); and

(u) Liens with respect to obligations that do not exceed the greater of (x) $25,000,000 and (y) 5.0% of Consolidated Net Tangible Assets at any one time outstanding.

Notwithstanding the foregoing, the Parent will not, and will not permit any Subsidiary to, create, assume, incur or suffer to exist any Lien (other than Liens created by the Loan Documents) upon or with respect to any of its proprietary software developed by or on behalf of the Parent or its Affiliates and necessary and useful for the conduct of the Business.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) obligations (contingent or otherwise) of the Parent, the Borrower, any Subsidiary Guarantor or any MLP Subsidiary Guarantor existing or arising under any Swap Contract permitted under Section 7.17;

(b) Indebtedness of the Parent and Suburban Energy Finance Corp. evidenced by the Parent Notes (including the Parent Refinancing Notes), provided that neither the Borrower nor any Subsidiary of the Borrower shall be an issuer of, or Guarantee, any Parent Notes;

(c) (i) Indebtedness of a Subsidiary of the Borrower owed to the Borrower or any other Wholly-Owned Subsidiary Guarantor, and (ii) Indebtedness of a MLP Subsidiary Guarantor owed to the Parent or to any other Wholly-Owned MLP Subsidiary Guarantor, in each case, which Indebtedness shall constitute “Collateral” under the Security Agreement and shall be otherwise permitted under the provisions of Section 7.03;

(d) Indebtedness under the Loan Documents;

(e) other Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension other; and provided, further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(f) (i) Guarantees of the Parent or any MLP Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of any Wholly-Owned MLP Subsidiary Guarantor, and (ii) Guarantees in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary Guarantor;

(g) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and in each case, not delinquent in payment;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two (2) Business Days of its incurrence;

(i) (i) Indebtedness of a Subsidiary Guarantor or a MLP Subsidiary Guarantor acquired after the date hereof and (ii) Indebtedness of any Person merged or consolidated with or into the Borrower, any Subsidiary Guarantor or a MLP Subsidiary Guarantor after the date hereof, which Indebtedness in each case, exists at the time of such acquisition, merger, consolidation or conversion and is not created in contemplation of such event and where such acquisition, merger or consolidation is otherwise permitted by this Agreement;

(j) Indebtedness incurred, issued or assumed by the Borrower, any Subsidiary Guarantor or any MLP Subsidiary Guarantor (i) to finance the acquisitions, improvements or repairs (to the extent such improvements and repairs may be capitalized on the books of such Person in accordance with GAAP) of, or additions to, the property and assets of such Person, or (ii) to replace, extend, renew, refund or refinance any such Indebtedness; provided that (A) immediately before and immediately after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such incurrence of such Indebtedness, the Borrower and its Subsidiaries and the Parent and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11 on a Pro Forma Basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a), (b), (c) or (d) as though the incurrence of such Indebtedness had been occurred as of the first day of the fiscal period covered thereby;

(k) Indebtedness in respect of Financing Leases incurred to finance the acquisition of fleet assets;

(l) Indebtedness of Stanfield (a) in respect of the Green Bonds issued pursuant to the Green Indenture and (b) under the Green Loan Agreement; and

(m) other unsecured Indebtedness, provided that (A) immediately before and immediately after giving effect to the incurrence of such unsecured Indebtedness on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such incurrence of such unsecured Indebtedness, the Borrower and its Subsidiaries and the Parent and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11 on a Pro Forma Basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a), (b), (c) or (d) as though the incurrence of such unsecured Indebtedness had been occurred as of the first day of the fiscal period covered thereby.

No Loan Party may incur any Indebtedness owed to, or guaranty any Indebtedness of, any Agway Subsidiary or Inactive Subsidiary.

For purposes of determining compliance with this Section 7.02, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (m) of this Section 7.02, the Loan Parties will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 7.02; provided, that Indebtedness under the Loan Documents is deemed to have been incurred in reliance on the exception provided by clause (d) herein and cannot be so reclassified. Notwithstanding any other provision of this Section 7.02, the maximum amount of Indebtedness that may be incurred pursuant to any clause of this Section 7.02 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values with respect to any such Indebtedness which is denominated in a foreign currency provided that the dollar equivalent the Indebtedness incurred pursuant to any such clause does not exceed the maximum amount permitted by more than 5%.

7.03 Investments. Make or hold any Investments, except:

(a) Investments in the form of Cash Equivalents;

(b) advances to officers, directors (or persons performing similar functions) and employees made in the ordinary course of business, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) (i) Investments by the Parent and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by the Parent in the Borrower and entities that are (prior to or as a result of such Investment) Wholly-Owned

Subsidiary Guarantors, (iii) additional Investments by the Parent and the MLP Subsidiary Guarantors in entities that are (prior to or as a result of such Investment) Wholly-Owned MLP Subsidiary Guarantors, (iv) Investments by MLP Subsidiary Guarantors in the Parent, and (v) additional Investments in Agway Subsidiaries in an aggregate amount during the term of this Agreement not to exceed $5,000,000; provided that, in the case of Investments in a Foreign Subsidiary made pursuant to this Section 7.03(c), the amount of such Investments when aggregated with Investments in Foreign Subsidiaries made pursuant to Section 7.03(f) and Investments made pursuant to Section 7.03(j) shall not exceed $10,000,000 in the aggregate; and provided further that all Investments made in Persons that are not Loan Parties prior to such Investment shall be subject to the provisions of Section 7.03(f);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course;

(e) Guarantees permitted by Section 7.02;

(f) the purchase or other acquisition of Equity Interests or other property or assets of any Person; provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.03(f):

(i) in the case of an acquisition or purchase of Equity Interests, including as a result of a merger or consolidation, (A) by the Parent, the entity in which such Investment is being made will be a Subsidiary of the Parent, (B) by the Borrower or any Subsidiary of the Borrower, the entity in which such Investment is being made will be a Subsidiary of the Borrower, and (C) by a MLP Subsidiary Guarantor, the entity in which such Investment is being made will be a Subsidiary of one or more MLP Subsidiary Guarantors or a Subsidiary that is owned directly by the Parent and one or more MLP Subsidiary Guarantors;

(ii) any such newly-created or acquired Subsidiary shall comply with the requirements of Section 6.12;

(iii) the lines of business of the Person to be (or the property so purchased or otherwise acquired) shall be consistent with the provisions of Section 7.07;

(iv) such purchase or other acquisition shall not include or result in any contingent liabilities that could reasonably be expected to have a Material Adverse Effect (as determined in good faith by the Board of Supervisors of the Parent or the board of directors (or the persons performing similar functions) of such Subsidiary if the Board of Supervisors or the board of directors (or the persons performing similar functions)) is otherwise approving such transaction;

(v) (A) immediately before and immediately after giving effect to any such purchase or other acquisition on a Pro Forma Basis, no Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries and the Parent and its Subsidiaries shall be in compliance with all of the covenants set forth in Section 7.11 on a Pro Forma Basis, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a), (b), (c) or (d) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;

(vi) in the case of (A) a purchase or acquisition of Equity Interests of another Person, (B) a purchase or other acquisition of assets of another Person that constitutes a business unit or all or a substantial part of the business, of another Person, or (C) a purchase or other acquisition of assets of another Person where the total aggregate cash and non-cash consideration paid for such purchase or other acquisition exceeds $50,000,000 (each Investment described in the foregoing clauses (A) through (C), a “Reportable Investment”), within a reasonable time prior to such purchase or acquisition, the Administrative Agent shall have received a copy of the executed purchase agreement (or, in the event that the purchase agreement is not being executed until closing, then a substantially complete unexecuted version of the purchase agreement, with the copy of the executed purchase agreement to follow promptly upon closing of such acquisition) for such purchase or acquisition, the anticipated amount to be borrowed in order to consummate such purchase or acquisition, and such other information related to such purchase or acquisition as the Administrative Agent shall reasonably request;

(vii) in the case of Investments in a Foreign Subsidiary made pursuant to this Section 7.03(f), the amount of such Investments when aggregated with Investments in Foreign Subsidiaries made pursuant to Section 7.03(c) and Investments made pursuant to Section 7.03(j) shall not exceed $10,000,000 in the aggregate; and

(viii) in the case of a Reportable Investment, the Parent shall have delivered to the Administrative Agent, at least five Business Days (or such shorter period of time as may be agreed by the Administrative Agent) prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, certifying that the requirements set forth in this clause (f) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(g) Investments by the Parent, the Borrower or any Subsidiary Guarantor in DevCo in an amount not to exceed $120,000,000, in the aggregate, so long as (i) the Parent, the Borrower or such Subsidiary Guarantor at all times maintains at least seventy percent (70%) of the Equity Interests of DevCo having voting power to elect a majority of the directors to the board of directors or other governing body of DevCo, (ii) Parent, the Borrower or any Subsidiary Guarantor shall have pledged its respective Equity Interests in DevCo to the Administrative Agent and shall have delivered all customary deliverables in connection with such pledge in form and substance reasonably satisfactory to the Administrative Agent, and (iii) DevCo shall not incur or maintain any Indebtedness other than as allowed under Sections 7.02(c)(i), 7.02((d), 7.02(g) and 7.02(h);

(h) Investments by the Parent to the extent that such Investments are solely funded with the proceeds of the issuance of Equity Interests of Parent (other than Equity Interests that include an obligation (other than contingent obligations) of the Parent to purchase, redeem, retire, defease or otherwise make any payment (other than declared dividends) in respect of such Equity Interest prior to the date that is 91 days after the Maturity Date);

(i) other Investments outstanding on the First Amendment Effective Date and listed on Schedule 7.03(i); and

(j) Investments not otherwise permitted by this Section 7.03 in an amount, when aggregated with Investments made in Foreign Subsidiaries pursuant to Sections 7.03(c) and 7.03(f), not to exceed, in the aggregate, the greater of (x) $75,000,000 and (y) the sum of (i) 10.0% of Consolidated Net Tangible Assets plus (ii) without duplication, any return of capital from non-consolidated joint ventures of the Parent.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Division), except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary Guarantor may merge or consolidate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiary Guarantors provided that if a Wholly-Owned Subsidiary Guarantor is a party to such merger consolidation, the continuing or surviving Person shall be a Wholly-Owned Subsidiary Guarantor;

(b) any MLP Subsidiary Guarantor may merge with any one or more MLP Subsidiary Guarantors provided that if a Wholly-Owned MLP Subsidiary Guarantor is a party to such merger consolidation, the continuing or surviving Person shall be a MLP Subsidiary Guarantor;

(c) any Subsidiary Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Wholly‑Owned Subsidiary Guarantor;

(d) any MLP Subsidiary Guarantor may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Wholly-Owned Guarantor;

(e) any Agway Subsidiary or Inactive Subsidiary may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) to any Person; and

(f) in connection with any acquisition permitted under Section 7.03, each of the Borrower, any of the Wholly-Owned Subsidiary Guarantors, and any of the Wholly‑Owned MLP Subsidiary Guarantors may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower is the surviving entity, (ii) in the case of any such merger to which any Wholly-Owned Subsidiary Guarantor is a party, a Wholly-Owned Subsidiary Guarantor is the surviving entity, and (iii) in the case of any such merger to which any Wholly-Owned MLP Subsidiary Guarantor is a party, a Wholly-Owned Guarantor is the surviving entity.

7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of used, damaged, obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions by any Subsidiary to the Borrower or to a Subsidiary Guarantor;

(e) Dispositions by any MLP Subsidiary Guarantor to another Guarantor;

(f) Dispositions by or of the Agway Subsidiaries, Excluded Subsidiaries (other than Stanfield) and Inactive Subsidiaries;

(g) Dispositions by a Person of all or substantially all the assets of such Person that are permitted by Section 7.04; and

(h) sales of accounts receivable related to a Consolidated Billing Program by any ESCO to the utility provider in connection with such Consolidated Billing Program; and

(i) Dispositions not otherwise permitted by clauses (a) through (h) of this Section 7.05 in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 10% of Consolidated Net Tangible Assets in any fiscal year.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) any Subsidiary may make Restricted Payments to the Borrower and any Wholly-Owned Subsidiary Guarantor;

(b) any MLP Subsidiary Guarantor may make Restricted Payments to the Parent and any Wholly-Owned MLP Subsidiary Guarantor;

(c) the Borrower may declare and make Quarterly Distributions of Available Cash as defined in the Borrower Partnership Agreement and the Borrower may redeem or repurchase its partner interests to the extent such Quarterly Distributions, redemptions and repurchases in any fiscal quarter do not exceed in the aggregate Available Cash as defined in the Borrower Partnership Agreement for the immediately preceding fiscal quarter and are made in accordance with the Borrower Partnership Agreement; provided, that at the time each such Quarterly Distribution, redemption or repurchase is declared or made no Default exists or would result therefrom;

(d) the Parent may declare and make Quarterly Distributions of Available Cash as defined in the Parent Partnership Agreement and the Parent may redeem or repurchase its limited partnership units to the extent such Quarterly Distributions, redemptions and repurchases in any fiscal quarter do not exceed, in the aggregate Available Cash as defined in the Parent Partnership Agreement for the immediately preceding fiscal quarter and are made in accordance with the Parent Partnership Agreement; provided, that at the time each such Quarterly Distribution, redemption or repurchase is declared or made no Default exists or would result therefrom;

(e) the Parent may declare and make dividend payments or other distributions payable solely in Equity Interests of the Parent; and

(f) any non-Wholly-Owned Subsidiary may make Restricted Payments to the holders of its Equity Interests on a pro rata basis.

7.07 Change in Nature of Business. Engage in any material line of business other than (a) the Business conducted on the Closing Date and (b) any other business related to the energy business.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of a Loan Party, whether or not in the ordinary course of business, other than on terms substantially as favorable to the Loan Party entering into such transaction as would be obtainable by such Loan Party at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that this Section 7.08 shall not apply to (a) Restricted Payments permitted under Section 7.06, (b) indemnification of, payment of expenses of, and contribution to all Persons entitled to indemnification, reimbursement of expenses, or contribution under the Borrower Partnership Agreement or the Parent’s Partnership Agreement, (c) transactions between or among the Loan Parties, (d) any employment or compensation agreement, deferred compensation plans, employee benefits plan, equity incentive or equity‑based plans, profits interests, officer, supervisor and director indemnification agreement or insurance, stay bonuses, severance or similar agreement and arrangements, in the ordinary course of business, (e) reasonable and customary director, officer, supervisor and employee fees and compensation (including bonuses and including such payments to Persons who are not otherwise Affiliates of the Borrower or a Guarantor) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, (f) issuances of Equity Interests (other than disqualified stock) of the Parent to Affiliates of the Parent not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (g) loans or advances to employees, directors or officers in the ordinary course of business not to exceed $1,000,000 in aggregate at any time outstanding plus advances of out-of-pocket expenses, (h) any purchase or other acquisition of Equity Interests permitted under Section 7.03, and (i) any arm’s length transaction with a Person that is not an Affiliate that becomes an Affiliate as a result of such transaction.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, (ii) of the General Partner, the Parent or any Subsidiary to Guarantee the Obligations or (iii) of the General Partner, the Parent, the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.02(j) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (y) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than 2.50 to 1.00.

(b) Total Consolidated Leverage Ratio. Permit the Total Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than 5.75 to 1.00.

(c) Senior Secured Consolidated Leverage Ratio. Permit the Senior Secured Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 3.25 to 1.00.

7.12 Amendments of Organization Documents. Amend any Organization Documents of any Loan Party in any manner that could reasonably be expected to adversely and materially affect the rights of the Lenders under this Agreement or any other Loan Document or their ability to enforce any provisions of this Agreement or any other Loan Document, or that could reasonably be expected to have a Material Adverse Effect.

7.13 Accounting Changes. Make any change in (a) accounting policies or reporting practices, except as required or permitted by GAAP or as otherwise permitted under Section 1.03, or (b) its fiscal year.

7.14 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise make any payment of principal in respect of the Parent Notes (each, a “Principal Payment”) except:

(a) Principal Payments required by the terms of the Parent Notes,

(b) other Principal Payments in respect of the Parent Notes, provided that the aggregate Principal Payments made pursuant to this clause (b) on any date may not exceed an amount equal to Excess Cash on such date, and

(c) Principal Payments in respect of the Parent Notes, not permitted by clause (a) or (b) above, so long as the Borrower is in compliance with the financial covenants set forth in Section 7.11 on a Pro Forma Basis and it maintains at least $100,000,000 in Unencumbered Liquid Assets after giving effect to such Principal Payment;

provided, that in the case of any Principal Payment pursuant to clause (a) through (c) above, no Event of Default shall exist at the time of or as a result of such Principal Payment.

7.15 Holding Companies. In the case of the Intermediate Entity Guarantors, engage in any business or activity other than (i) in the case of Suburban LP Holdings, LLC, the direct ownership of limited partnership interests in the Borrower, and in the case of Suburban LP Holdings, Inc., the direct ownership of limited partnership interests in Suburban LP Holdings, LLC, (ii) maintaining its existence, (iii) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and (iv) activities incidental to the businesses or activities described in the foregoing clauses (i) through (iii).

7.16 [Reserved]

7.17 Swap Agreements. Enter into or permit to exist any obligations under Swap Contracts other than Swap Contracts entered into by a Loan Party or any Subsidiary thereof in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person in connection with the business of such Person conducted in accordance with Section 7.07 and not for purposes of speculation.

7.18 Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund, facilitate or finance any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.

7.19 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, and other similar legislation in other jurisdictions where the Loan Parties conduct business or fail to have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Article VIII.
Events of Default and Remedies

8.01 Events of Default. (i) Any of the following shall constitute an Event of Default (each an “Event of Default”);

(a) Non-Payment. The Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in any of Sections 6.02 (other than Section 6.02(a)), 6.03, 6.05, 6.10, 6.11, 6.12, 6.14, or Article VII, (ii) any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in Section 6.02(a) and such failure continues for 5 Business Days, or (iii) any Loan Party fails to perform or observe any term, covenant or agreement applicable to it contained in Section 6.01 and such failure continues for 30 days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after (i) the Borrower has knowledge of such Event of Default or (ii) the Borrower receives written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, but after giving effect to any applicable grace periods) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof (other than the Agway Subsidiaries or Inactive Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change in Control. There occurs any Change in Control; or

(l) Tax Status. The Parent or the Borrower shall be treated as an association taxable as a corporation or shall otherwise be taxed as an entity for Federal income tax purposes; or

(m) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms hereof or thereof and except to the extent that non-perfection or loss of perfection occurs due to a failure to continue an existing filing under the UCC) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions;

(a) declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.03(g) and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks, and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 2.03(g); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Sections 2.03(c) and (g), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof two Business Days (or such shorter time as may be acceptable to the Administrative Agent) prior to the date that the Administrative Agent sets (by written notice to the Lenders) for such application, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying upon, any notice received from a Cash Management Bank or a Hedge Bank regarding Secured Cash Management Agreements and

Secured Hedge Agreements and shall not be responsible for or have any duty to ascertain or inquire into the validity, authenticity, or accuracy of any statement or representation contained therein or otherwise with respect thereto.

Article IX.
Administrative Agent

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuers hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub‑agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

9.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties;

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Loan Party, a Lender or an L/C Issuer.

(c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower or any other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States and with assets greater than $1,000,000,000, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section

11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of any of the Secured Parties and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by, or removal of, Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring L/C Issuer and outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

9.10 Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a Cash Management Bank and a Hedge Bank, if applicable) and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion (and the Administrative Agent hereby agrees in the case of clause (a) and (b) below) to:

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C Issuers shall have been made), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 11.01;

(b) release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder or is no longer a Subsidiary Guarantor pursuant to the terms hereof; and

(c) subordinate (or release) any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement, including Section 7.01(m).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

The Administrative Agent and each of the Lenders (including in its capacities as a Cash Management Bank and a Hedge Bank, if applicable) and the L/C Issuers authorize the Loan Parties to file any continuation statements with respect to any UCC-1 financing statements filed in connection with the Loan Documents (to the extent that such continuation statements have not already been filed) provided that the Loan Parties have given the Administrative Agent 30 days’ prior written notice thereof.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date.

9.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Article X.
Continuing Guaranty

10.01 Guaranty. The Parent hereby, absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Loan Party to the Secured Parties, and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Parent, and conclusive for the purpose of establishing the amount of the Obligations, absent manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Parent under this Guaranty, and the Parent hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders. The Parent consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof:

(a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations;

(b) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuers and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Parent consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Parent under this Guaranty or which, but for this provision, might operate as a discharge of the Parent.

10.03 Certain Waivers. The Parent waives (a) any defense arising by reason of any disability or other defense of the Borrower, any other Loan Party, or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that the Parent’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting the Parent’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties. The Parent expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. The Parent waives any rights and defenses that are or may become available to it by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.

10.04 Obligations Independent. The obligations of the Parent hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Parent to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

10.05 Subrogation. The Parent shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to the Parent in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash, the Commitments and the Facilities with respect to the Obligations are terminated, and all Letters of Credit have terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any other Loan Party is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Parent under this paragraph shall survive termination of this Guaranty.

10.07 Subordination. The Parent hereby subordinates the payment of all obligations and indebtedness of the Borrower or any other Loan Party owing to the Parent, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower or any other Loan Party to the Parent as subrogee of the Secured Parties or resulting from the Parent’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Borrower or any other Loan Party to the Parent shall be enforced and performance received by the Parent as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Parent under this Guaranty.

10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Parent or the Borrower or any other Loan Party under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable, jointly and severally, by the Parent immediately upon demand by the Secured Parties.

10.09 Condition of Borrower. The Parent acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower, the other Loan Parties, and any other guarantor such information concerning the financial condition, business and operations of the Borrower, the other Loan Parties, and any such other guarantor as it requires, and that none of the Secured Parties has any duty, and it is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower, the other Loan Parties, or any other guarantor (the Parent waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Additional Guarantor Waivers and Agreements.

(a) The Parent understands and acknowledges that if the Secured Parties foreclose judicially or nonjudicially against any real property security for the Obligations, that foreclosure could impair or destroy any ability that the Parent may have to seek subrogation, reimbursement, contribution, or indemnification from the Borrower or others based on any right the Parent may have of subrogation, reimbursement, contribution, or indemnification for any amounts paid by the Parent under this Guaranty. The Parent further understands and acknowledges that in the absence of this paragraph, such potential impairment or destruction of the Parent’s rights, if any, may entitle the Parent to assert a defense to this Guaranty based on Section 580d of the California Code of Civil Procedure as interpreted in Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968). By executing this Guaranty, the Parent freely, irrevocably, and unconditionally; (i) waives and relinquishes that defense and agrees that it will be fully liable under this Guaranty even though the Secured Parties may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the Obligations; (ii) agrees that the Parent will not assert that defense in any action or proceeding which the Secured Parties may commence to enforce this Guaranty; (iii) acknowledges and agrees that (A) the rights and defenses waived by the Parent in this Guaranty include any right or defense that the Parent may have or be entitled to assert based upon or arising out of any one or more of §§ 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or § 2848 of the California Civil Code, and (B) the Parent waives all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Parent’s rights of subrogation and reimbursement against the principal by the operation of § 580d of the California Code of Civil Procedure or otherwise; and (iv) acknowledges and agrees that the Secured Parties are relying on this waiver in creating the Obligations, and that this waiver is a material part of the consideration which the Secured Parties are receiving for creating the Obligations.

(b) The Parent waives all rights and defenses that it may have because any of the Obligations is secured by real property. This means, among other things: (i) the Secured Parties may collect from the Parent without first foreclosing on any real or personal property collateral pledged by the other Loan Parties; and (ii) if the Secured Parties foreclose on any real property collateral pledged by the other Loan Parties: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from the Parent even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any right the Parent may have to collect from the Borrower or any other Loan Party. This is an unconditional and irrevocable waiver of any rights and defenses the Parent may have because any of the Obligations is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(c) The Parent waives any right or defense it may have at law or equity, including California Code of Civil Procedure § 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.11 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

Article XI.
Miscellaneous

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall;

(a) waive any condition set forth in Section 4.01 (other than Section 4.01(b)(i) or (c)), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the applicable Required Incremental Term Facility Lenders, as the case may be;

(c) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02), without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for any payment (other than mandatory prepayments under Sections 2.05(b)(i) or (ii)) of principal, interest, fees or other amounts due to any Lender hereunder or under such other Loan Document without the written consent of such Lender entitled to such payment;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein or in the definition of Applicable Rate) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders, and (B) if such Facility is an Incremental Term Facility, the applicable Incremental Term Facility Lenders;

(g) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” or “Required Incremental Term Facility Lenders” without the written consent of each Lender under the applicable Facility;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(i) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(j) change any provision of Section 11.06 in any manner which would impose a greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is an Incremental Term Facility, the applicable Required Incremental Term Facility Lenders, and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of any Defaulting Lender may not be increased or extended, nor the principal amount of any Loan or any interest thereon, or any other amounts payable hereunder owed to such Defaulting Lender be reduced or the date for payment thereof be extended, without the consent of such Lender.

No amendment, waiver or consent shall without the prior written consent of each Lender directly affected thereby, (i) modify Section 2.13 or 8.03 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments, pro rata payments or pro rata sharing of payments otherwise required hereunder, (ii) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, (iii) subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation, (iv) release, or have the effect of releasing, all or substantially all of the Collateral securing the Obligations, or (v) release, or have the effect of releasing, all or substantially all of the value of the Guarantees of the Obligations.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders (or that requires the consent of each Revolving Credit Lender or each applicable Incremental Term Facility Lender, as the case may be, and that has been approved by the Required Revolving Lender or the applicable Required Incremental Term Facility Lender, as applicable), then the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within three (3) Business Days following receipt of notice thereof.

11.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or email as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Loan Party, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, fax number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Administrative Agent, Swing Line Lender, Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion); provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Swing Line Lender, Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Parent, the Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent’s, the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Parent, the Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent, the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Loan Parties or their respective securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this

Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section and its rights under or with respect to any environmental provisions contained or referred to in this Agreement, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. This Section 11.04(a) shall not apply to Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from a non-Tax claim) which shall be exclusively governed by Section 3.01 of this Agreement.

(b) Indemnification by the Borrower. Without duplication of any amount owing pursuant to Section 3.01(c), the Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, judgments, damages, liabilities (including strict liability) and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, the cost of preparation, review and distribution of any reports of investigation or any Environmental Assessments authorized pursuant to Section 6.14 of this Agreement or by any other Loan Document, and the cost of preparation, review and distribution of any studies or reports relating to the performance of any cleanup, remediation, monitoring, removal or similar work required by any Environmental Law or otherwise necessary for the Administrative Agent and the other Secured Parties to have the full commercial use and benefit of any real property Collateral as contemplated by Loan Documents), of any kind and character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, incurred or suffered by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the presence of any Hazardous Materials on, under or about any property now or formerly owned or operated by a Loan Party or any of its Subsidiaries, any actual or alleged Release or threatened Release of Hazardous Materials on, to, under, about or from any property now or formerly owned or operated by a Loan Party or any of its Subsidiaries or as a result of the operations of such Persons, any filing or imposition of any environmental Lien on or against any such property, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, (iv) the breach of any of the environmental representations, warranties, or covenants in this Agreement, (v) any violation of Environmental Laws by the Loan Parties or any of their Subsidiaries, or by any third party on or affecting any property now or formerly owned or operated by a Loan Party or any of its Subsidiaries, or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNITEE); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Borrower or any other Loan Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result solely from release of Hazardous Materials or the violation of Environmental Laws that first occurs at a property after such property has been transferred to such Indemnitee or its successors or assigns by foreclosure or deed-in-lieu of foreclosure or otherwise. For the avoidance of doubt, this Section 11.04(b) shall not apply to Taxes, which shall be exclusively governed by Section 3.01 of this Agreement.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section11.04(b) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

(g) Provisions with Respect to California Real Property. The General Partner, the Parent, the Borrower, and each other Loan Party, the Administrative Agent and the other Secured Parties, acknowledge and agree that to the extent that California law is applicable, the representations, warranties, covenants, indemnities, waivers and other provisions contained in Sections 5.09, 6.02(g) (insofar as Section 6.02(g) relates to Environmental Laws, Environmental Permits or Hazardous Materials), 6.03(b) (insofar as Section 6.03(b) relates to Environmental Laws), 6.13, 6.14 and 11.04 (insofar as Section 11.04 relates to Environmental Laws, Hazardous Materials and the breach of any environmental representations, warranties or covenants) of this Agreement as the same relate to any real property Collateral that is located in the State of California are intended to constitute, and do constitute, “environmental provisions” as that term is defined in Section 736(f)(2) of the California Code of Civil Procedure. To the extent that California law is applicable, pursuant to Section 736 of the California Code of Civil Procedure, any action by the Administrative Agent or any other Secured Party for the recovery of damages or enforcement of this Section shall not constitute an action within the meaning of Section 726(a) of the California Code of Civil Procedure or constitute a money judgment for a deficiency or a deficiency judgment within the meaning of Sections 580a, 580b, 580d or 726(b) of the California Code of Civil Procedure. Further, the General Partner, the Parent, the Borrower, each other Loan Party, and the Indemnitees mutually intend that to the extent that California law is applicable and if recovery of damages, injunctive or other equitable relief, or other enforcement of any environmental provisions shall not be available to the Administrative Agent or any other Secured Party under or pursuant to Section 736 of the California Code of Civil Procedure, such damages, injunctive or other equitable relief, or other enforcement of any environmental provisions shall be recoverable and available under the law of the State of California other than Section 736 of the California Code of Civil Procedure, as contemplated in Section 736(d) of the California Code of Civil Procedure. Without limiting the foregoing, Administrative Agent and the other Secured Parties shall also have all rights and remedies set forth in Section 726.5 of the California

Code of Civil Procedure with respect to any real property Collateral located in the State of California.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of either the Revolving Credit Facility or any Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment, if such assignment is to a Person that is not a Lender with a Commitment in respect of the Revolving Credit Facility, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender or (2) any Incremental Term Facility Loan, to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of each L/C Issuer and the Swing Line Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) a natural person, or (D) any other Person that is not a Commercial Bank or a Fund that is administered or managed by a Commercial Bank or an Affiliate of a Commercial Bank.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuers or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and interest rates on the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a Person identified in subsection (b)(v) of this Section) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if (i) at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (A) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (B) upon 30 days’ notice to the Borrower, resign as Swing Line Lender, and (ii) at any time, any other L/C Issuer assigns all of its Revolving Credit Commitments and Revolving Credit Loans pursuant to Section 11.06(b), such L/C Issuer may upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder (with the consent of such L/C Issuer or Swing Line Lender), as applicable; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America or such other L/C Issuer, as applicable, as an L/C Issuer or Swing Line Lender, as the case may be. If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit issued by the retiring L/C Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties on a need-to-know basis in connection with the Loan Documents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to and will agree to keep such Information confidential with each of Administrative Agent, the Lenders and the L/C Issuers, to the extent such Person is within its control, responsible for such Person’s compliance with this Section 11.07), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(b) or Section 2.16(b) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or the Parent or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party or a Subsidiary thereof. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the

Administrative Agent and the Lenders in connection with the administration of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the other Loan Documents and the Commitments.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or their respective Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff.

(a) If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies

(including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Each L/C Issuer and each Lender, in its capacity as a Lender and in its capacity as a Hedge Bank, and each other Hedge Bank, by its acceptance of the benefits of the Collateral Documents creating Liens to secure Obligations arising under Secured Hedge Agreements, agrees that it will not, without the prior written consent of the Administrative Agent, exercise any right to set off or apply any deposits of any kind, or any other obligations owing by it to or for the order of the Borrower or any other Loan Party, against any Obligations arising under Secured Hedge Agreements or against any other amounts owed by the Borrower or another Loan Party to such Lender or against other amounts secured by Liens on Collateral; provided that nothing contained in this Section or elsewhere in this Agreement shall impair the right of any Hedge Bank to declare an early termination date in respect of any Secured Hedge Agreement or to undertake payment or close-out netting or to otherwise setoff trades or transactions then existing under such Secured Hedge Agreements.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, an L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto.

11.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN

ANY OTHER LOAN DOCUMENT SHALL AFFECT, OR BE DEEMED TO OPERATE TO PRECLUDE, THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PARTY.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 11.04, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

11.16 Real Property Collateral Located in the State of California. Notwithstanding anything to the contrary contained herein or in the other Loan Documents, the provisions of Sections 5.09, 6.02(g) (insofar as Section 6.02(g) relates to Environmental Laws, Environmental Permits or Hazardous Materials), 6.03(b) (insofar as Section 6.03(b) relates to Environmental Laws), 6.13, 6.14 and 11.04 (insofar as Section 11.04 relates to Environmental Laws, Hazardous Materials and the breach of any environmental representations, warranties or covenants), (A) shall not be secured by any real property Collateral located in the State of California notwithstanding that any such real property Collateral may secure any or all other obligations of Borrower or any other Loan Party under this Agreement or any other Loan Documents, and (B) shall not limit or impair any rights or remedies of the Administrative Agent or any other Secured Party against the

Borrower, the Parent, or any other Loan Party, or any Subsidiaries of any Loan Party under any Environmental Laws, including any rights of contribution or indemnification.

11.17 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower, the Parent and the General Partner acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Administrative Agent, BofA Securities, the other Arranger and the Lenders are arm’s-length commercial transactions between the Borrower, the Parent, the General Partner and their respective Affiliates, on the one hand, and the Administrative Agent, BofA Securities, the other Arranger and the Lenders, on the other hand, (B) each of the Borrower, the Parent and the General Partner has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower, the Parent and the General Partner is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) the Administrative Agent, BofA Securities, each other Arranger and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Parent, the General Partner or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, BofA Securities, any other Arranger nor any Lender has any obligation to the Borrower, the Parent, the General Partner or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, BofA Securities, the other Arranger(s) and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent, the General Partner and their respective Affiliates, and neither the Administrative Agent, BofA Securities, any other Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, the Parent, the General Partner or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, the Parent and the General Partner hereby waives and releases any claims that it may have against the Administrative Agent, BofA Securities, the other Arranger(s) or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.19 Electronic Execution ; Electronic Records; Counterparts.

. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one (1) or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it

; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

11.20 USA PATRIOT Act. EACH LENDER THAT IS SUBJECT TO THE ACT (AS HEREINAFTER DEFINED) AND THE ADMINISTRATIVE AGENT (FOR ITSELF AND NOT ON BEHALF OF ANY LENDER) HEREBY NOTIFIES THE GENERAL PARTNER, THE PARENT AND THE BORROWER THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT (TITLE III OF PUB. L. 107-56 (SIGNED INTO LAW OCTOBER 26, 2001)) (THE “ACT”), IT IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES EACH LOAN PARTY, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF EACH LOAN PARTY AND OTHER INFORMATION THAT WILL ALLOW SUCH LENDER OR THE ADMINISTRATIVE AGENT, AS APPLICABLE, TO IDENTIFY EACH LOAN PARTY IN ACCORDANCE WITH THE ACT. THE GENERAL PARTNER, THE PARENT AND THE BORROWER SHALL, PROMPTLY FOLLOWING A REQUEST BY THE ADMINISTRATIVE AGENT OR ANY LENDER, PROVIDE ALL DOCUMENTATION AND OTHER INFORMATION THAT THE ADMINISTRATIVE AGENT OR SUCH LENDER REQUESTS IN ORDER TO COMPLY WITH ITS ONGOING OBLIGATIONS UNDER APPLICABLE “KNOW YOUR CUSTOMER” AND ANTI-MONEY LAUNDERING RULES AND REGULATIONS, INCLUDING THE ACT.

11.21 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.22 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “CoveredParty”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.23 Amendment and Restatement. The parties hereto agree that: (a) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Existing Credit Agreement in its entirety; (b) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension and modification of the “Obligations” (as defined in the Existing Credit Agreement); (c) the Notes, if any, executed pursuant to the Existing Credit Agreement shall continue to evidence the Obligations (as defined in this Agreement); (d) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Credit Agreement, all of which indebtedness shall continue under and be governed by this

Agreement and the other Loan Documents, (e) the liens and security interests created by or pursuant to the Existing Credit Agreement (including each of the “Collateral Documents” as defined in the Existing Credit Agreement) are ratified and confirmed as security for the Obligations, without novation, discharge or interruption, except as expressly provided otherwise herein or in any other Loan Document; and (f) all references to the Existing Credit Agreement contained in any Loan Document shall mean such agreement, as amended and restated hereby. On the Closing Date and on the date of any refinancing hereof, the “Lenders” (as defined in the Existing Credit Agreement) that are not Lenders hereunder or any Lender hereunder that will no longer be a Lender immediately after giving effect to such refinancing, as applicable (in each case, the “Non-Continuing Lenders”), the Administrative Agent, on behalf of the Lenders party hereto or party to such refinancing, and the Borrower shall enter into an assignment agreement pursuant to which the Lenders and Non-Continuing Lenders shall make such assignments and assumptions so that, after giving effect thereto and to any Loans made on the Closing Date or in connection with such refinancing, the Total Outstandings under this Agreement or under such refinancing are held by the Lenders in accordance with their respective Applicable Percentages; and each Lender by execution hereof authorizes the Administrative Agent to execute any such assignment agreement on behalf of such Lenders and Non-Continuing Lenders.

11.24 ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of Page Is Intentionally Blank
Signature Pages Follow]

SCHEDULE 1.01(a)

AGWAY SUBSIDIARIES; INACTIVE SUBSIDIARIES

Agway Subsidiaries

Suburban Property Holdings, LLC, a Delaware limited liability company

Suburban Heating Oil Partners, LLC, a Delaware limited liability company

Inactive Subsidiaries

Gas Connection, LLC, an Oregon limited liability company

Suburban Franchising, LLC, a Nevada limited liability company

1

SCHEDULE 1.01(b)

EXISTING LETTERS OF CREDIT

L/C Issuer	Face Amount	Letter of Credit No.	Beneficiary
Bank of America, N.A.	$43,900,000	68045000	Indemnity Insurance Cp. of North America
Bank of America, N.A.	$13,200,000	68044997	Liberty Mutual Insurance Company
Bank of America, N.A.	$1,750,000	68102412	New York Independent System
Bank of America, N.A.	$450,000	68135532	Valero Marketing
Bank of America, N.A.	$200,000	68135959	Valero Marketing
Wells Fargo Bank, N.A.	$90,000.00	SM234412	Texas Eastern Transmission LP
Wells Fargo Bank, N.A.	$70,000.00	SM233899	Tennessee Gas Pipeline Company
Wells Fargo Bank, N.A.	$33,000.00	SM233808	Empire Pipeline Inc
Wells Fargo Bank, N.A.	$33,000.00	SM233810	National Fuel Gas Supply Corp

1

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage	L/C Issuer Commitment	Swing Line Commitment
Bank of America, N.A.	$45,000,000.00	9.000000000%	$125,000,000.00	$75,000,000.00
Wells Fargo Bank, National Association	$45,000,000.00	9.000000000%	$100,000,000.00	$0.00
BNP Paribas	$45,000,000.00	9.000000000%	$0.00	$0.00
Capital One, National Association	$45,000,000.00	9.000000000%	$0.00	$0.00
Citizens Bank, National Association	$45,000,000.00	9.000000000%	$0.00	$0.00
HSBC Bank USA, N.A.	$45,000,000.00	9.000000000%	$0.00	$0.00
JPMorgan Chase Bank, N.A.	$45,000,000.00	9.000000000%	$0.00	$0.00
TD Bank, N.A.	$45,000,000.00	9.000000000%	$0.00	$0.00
Truist Bank	$45,000,000.00	9.000000000%	$0.00	$0.00
Citibank, N.A.	$35,000,000.00	7.000000000%	$0.00	$0.00
CoBank, ACB	$30,000,000.00	6.000000000%	$0.00	$0.00
People’s United Bank, National Association	$30,000,000.00	6.000000000%	$0.00	$0.00
Total	$500,000,000.00	100.000000000%	$225,000,000.00	$75,000,000.00

1

SCHEDULE 5.13

SUBSIDIARIES AND OTHER
EQUITY INVESTMENTS; LOAN PARTIES

Part (a) – Subsidiaries

• Suburban Propane Partners, L.P.

• Suburban Propane, L.P.

• Suburban Sales & Service, Inc.

• Suburban Heating Oil Partners, LLC (d/b/a Suburban Propane)

• Agway Energy Services, LLC.

• Suburban Energy Finance Corp.

• Suburban LP Holding, Inc.

• Suburban LP Holding, LLC

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Eauity Interest/Member(s)
Suburban Propane Partners, L.P.	N/A	35,543,316	N/A	general partner interest: Suburban Energy Services Group LLC limited partner interests: 100% Investing Public
Suburban Propane, L.P.	N/A	N/A	N/A	general partner interest: Suburban Energy Services Group LLC limited partner interests: 99.9% Suburban Propane Partners, L.P. 0.1% Suburban L.P. Holdings, LLC
Suburban LP Holding, Inc.	1,000 shares of Common Stock	100	$0.01 per share	100% Suburban Propane Partners, L.P.
Suburban LP Holding, LLC	N/A	N/A	N/A	50% Suburban LP Holding, Inc. 50% Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.	1,000 shares of Common Stock	1,000	$0.01 per share	100% Suburban Propane Partners, L.P.
Suburban Sales & Service, Inc.	2,000 shares of Common Stock	2,000	no par value	Suburban Propane, L.P.
Suburban Heating Oil	N/A	N/A	N/A	100%: Gas Connection, LLC

Schedule 5.13 – Page 1

Entity Name	Number of Shares Authorized	Number of Shares Issued/Outstanding	Par value	Owner(s) of Eauity Interest/Member(s)
Partners, LLC (d/b/a Suburban Propane)
Agway Energy Services, LLC	N/A	N/A	N/A	100%: Gas Connection, LLC

Part (b) – Other Equity Investments

None.

Schedule 5.13 – Page 2

SCHEDULE 7.02

EXISTING INDEBTEDNESS

None.

Schedule 5.13 – Page 1

SCHEDULE 7.03(i)

EXISTING INVESTMENTS

1. Borrower owns a 38% equity stake in Oberon Fuels, Inc. (“Oberon”) and has purchased certain secured convertible notes issued by Oberon, as described in greater detail in the Parent’s Annual Report on Form 10-K for the fiscal year ended September 24, 2022.

2. Suburban Renewable Energy, LLC owns a 25% equity stake in Independence Hydrogen Inc., as described in greater detail in the Parent’s Annual Report on Form 10-K for the fiscal year ended September 24, 2022.

3. Borrower owns a minority equity stake in Nu:ionic Technologies, Inc., as described in greater detail in the Parent’s Annual Report on Form 10-K for the fiscal year ended September 24, 2022.

Schedule 5.13 – Page 1

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

[Name of Loan Party]
[c/o] Suburban Propane, L.P.
One Suburban Plaza
240 Route 10 West
P.O. Box 206
Whippany, New Jersey 07981-0206
Attention: A. Davin D’Ambrosio
Telephone: (973) 503-9396
Telecopier: (973) 503-9395
Electronic Mail: DDambrosio@suburbanpropane.com
Website Address: www.suburbanpropane.com
U.S. Taxpayer Identification Number: 22-3410352

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions including Swing Line Loans):
Bank of America, N.A.
2380 Performance Drive, 3rd Floor
Mail Code: TX2-984-03-23
Richardson, TX 75082
Attention: Arlene L. Minor
Telephone: (469)201-8837
Telecopier: (214) 290-9412
Electronic Mail: arlene.l.minor@bofa.com

Account No.: 1366072250600
Ref: Suburban Propane L.P.
ABA# 026009593

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management

555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, CA 94104
Attention: Bridgett J. Manduk Mowry
Telephone: (415) 436-1097
Telecopier: (415) 503-5011
Electronic Mail: bridgett.manduk@bofa.com

Schedule 11.02 – Page 1

With a copy to:

Bank of America, N.A.
Natural Resources
One Bryant Park
Mail Code: NY1-100-18-07
New York, NY 10036
Attention: Michael Moulton
Telephone: (646) 855-5783
Electronic Mail: michael.moulton@bofa.com

L/C ISSUERS:

BANK OF AMERICA:

Bank of America, N.A.
Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way, 2nd Floor
Scranton, PA 18507
Attention: Charles P. Herron
Telephone: (570) 496-9564
Telecopier: (800) 755-8743
Electronic Mail: scranton_standby_lc@bofa.com

WELLS FARGO BANK, N.A.:

Contact Information for Loan Parties:

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 4500
MAC T9216-451
Dallas TX 75202
Attention: Arlene M. Gonzalez, Corporate Relationship Associate
Telephone: (214) 721-8216
Telecopier: (214) 721-8215
Electronic Mail: arlene.m.gonzalez@wellsfargo.com

Contact information for Administrative Agent:

Wells Fargo Bank, N.A.
1700 Lincoln St, 5th Floor
MAC C7300-059
Denver, CO 80203-4500
Attention: Brian Patrick McCauley, Loan Servicing Specialist
Telephone: (303) 863-5045
Electronic Mail: brian.mccauley@wellsfargo.com

Schedule 11.02 – Page 2